                                                                    EXHIBIT 2.18

                   AGREEMENT OF PURCHASE AND SALE OF ASSETS



    This Agreement of Purchase and Sale of Assets (this "Agreement") is entered into and effective as of September 25, 1997 by and among LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC., a New York corporation (the "Buyer"), LITIGATION RESOURCES OF AMERICA, INC., a Texas corporation and the parent of Buyer (the "Parent"), REPORTING SERVICES ASSOCIATES, INC., a Pennsylvania corporation (the "Seller"), and Lee Goldstein, a resident of Florida, individually ("Goldstein") (Goldstein referred to sometimes as the "Stockholder"). Buyer, Parent, Seller and the Stockholder are hereinafter sometimes referred to collectively as the "Parties" or singularly as a "Party."


                             W I T N E S S E T H :
                             - - - - - - - - - -


    WHEREAS, the Seller is the owner of various assets associated with the Business (as hereinafter defined);

    WHEREAS, the Buyer desires to purchase all of the Assets (as hereinafter defined) owned by the Seller and used in the Business (such purchase of the Assets being sometimes herein referred to as the "Acquisition"), and the Seller desires to sell such Assets to the Buyer;

    WHEREAS, in connection with the purchase and sale of the Assets, the Parties desire to set forth in this Agreement the terms and conditions with respect to the transfer of such Assets; and

    WHEREAS, the parties understand that the Parent or its Affiliates may enter into other agreements similar or dissimilar to this Agreement (the "Other Agreements") for the acquisition by the Parent or such Affiliates of the assets or stock of other entities (collectively, the "Other Acquired Businesses," and each of those entities, individually, an "Other Acquired Business"), which Other Agreements will be among those entities and their equity owners, the Parent and Affiliates of the Parent;

    NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:


                                   ARTICLE I
                              CERTAIN DEFINITIONS


    As used herein, the following terms shall have the following meanings:

    ACCOUNTS RECEIVABLE. The term "Accounts Receivable" shall mean all of the accounts receivable, notes receivable, trade receivables and intercompany receivables relating to the Business and existing as of the Effective Date.

    ACQUISITION. The term "Acquisition" shall have the meaning set forth in the preamble hereto.

    AFFILIATE. The term "Affiliate" of a person shall mean, with respect to that person, a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is acting as agent on behalf of, or as an officer or director of that person. As used in the definition of Affiliate, the term "control" (including the terms "controlling," "controlled by," or "under common control with") means the possession, direct or indirect, of the ability to affect the management and policies of a person whether through the ownership of voting securities, by contract, through the holding of a position as a director or officer of such person, or otherwise. As used in this definition, the term "person" means an individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a trust, an incorporated organization, or a Governmental Authority.

    AGREEMENT. The term "Agreement" shall the meaning set forth in the preamble hereto.

    ANCILLARY AGREEMENTS. The term "Ancillary Agreements" shall have the meaning set forth in Section 3.2.

    ASSETS.  The term "Assets" shall have the meaning set forth in Section 2.1.

    ASSUMED LIABILITIES. The term "Assumed Liabilities" shall have the meaning set forth in Section 2.6.

    BALANCE SHEET DATE. The term "Balance Sheet Date" shall have the meaning ascribed to it in Section 2.6.

    BILL OF SALE.  The term "Bill of Sale" shall have the meaning set forth in
Section 6.3(xiii).

    BOOKS AND RECORDS. The term "Books and Records" shall have the meaning set forth in Section 2.1(c).

    BUSINESS. The term "Business" shall mean the court reporting and litigation support business of the Seller as presently conducted.

    BUYER. The term "Buyer" shall have the meaning set forth in the preamble hereto.

    BUYER INDEMNIFIED PARTIES. The term "Buyer Indemnified Parties" shall have the meaning set forth in Section 7.1A.

    CAPITAL STOCK. The term "Capital Stock" shall mean, with respect to: (a) any corporation, any share, or any depositary receipt or other certificate representing any share, of an equity ownership interest in that corporation; and
(b) any other Entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in that Entity.

    CASH PURCHASE PRICE. The term "Cash Purchase Price" shall have the meaning set forth in Section 2.3(a).

    CLOSING.  The term "Closing" shall have the meaning set forth in
Section 6.1.

    CLOSING DATE.  The term "Closing Date" shall have the meaning set forth in
Section 6.1.

    CLOSING MEMORANDUM. The term "Closing Memorandum" shall mean the form of closing memorandum to be prepared by the Buyer and the Parent and approved by the Seller (which approval will not be unreasonably withheld) for the Closing under this Agreement in which are included the forms of officers certificates, certificates of Stockholder, opinions of counsel and certain other documents to be delivered at the Closing as provided herein.

    CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

    CONTRACTS.  The term "Contracts" shall have the meaning as contained in
Section 2.1(b).

    CUSTOMERS.  The term "Customers" shall have the meaning as contained in
Section 3.25.

    DAMAGES.  The term "Damages" shall have the meaning set forth in
Section 7.1A.

    EFFECTIVE DATE. The term "Effective Date" shall mean 12:01 a.m. on the "Closing Date."

    EMPLOYEE. The term "Employee" shall mean any employee of the Seller who, as of the Effective Date, is employed or otherwise performs work or provides services in connection with the operation of the Business, including those, if any, on disability, sick leave, layoff or leave of absence, who, in accordance with the Seller's applicable policies, are eligible to return to active status, but shall not include any independent contractor providing court reporting services to Seller from time to time.

    EMPLOYMENT AGREEMENT. The term "Employment Agreement" shall have the meaning ascribed to it in Section 3.18.

    ENTITY. The term "Entity" shall mean any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

    ENVIRONMENTAL, HEALTH & SAFETY LAWS. The term "Environmental, Health & Safety Laws" shall mean all laws (including rules and regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign

Governmental Authorities concerning pollution or protection of the environment, public health and safety, or employee health and safety.

    EQUIPMENT.  The term "Equipment" shall have the meaning as contained in
Section 2.1(a).

    ERISA.  The term "ERISA" shall have the meaning as contained in
Section 3.17.

    EXCHANGE ACT. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    EXCLUDED ASSETS. The term "Excluded Assets" shall have the meaning as contained in Section 2.2.

    EXPIRATION DATE. The term "Expiration Date" shall have the meaning set forth in the introductory paragraph to Article III.

    FINAL PROSPECTUS. The term "Final Prospectus" shall mean the prospectus included in the Registration Statement at the time it becomes effective, except that if the prospectus first furnished to the Underwriter after the Registration Statement becomes effective for use in connection with the IPO differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not that prospectus so furnished is required to be filed with the SEC pursuant to Securities Act Rule 424(b)), the prospectus so first furnished is the "Final Prospectus."

    FINANCIAL STATEMENTS. The term "Financial Statements" shall mean the balance sheet, income statement and statement of changes of financial position of the Seller.

    GAAP. The term "GAAP" shall mean generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

    GENERAL INTANGIBLES. The term "General Intangibles" shall have the meaning set forth in Section 2.1(g).

    GOLDSTEIN. The term "Goldstein" shall have the meaning ascribed to it in the preamble hereto.

    GOLDSTEIN EMPLOYMENT AGREEMENT. The term "Goldstein Employment Agreement" shall have the meaning ascribed to it in Section 6.2(x).

    GOVERNMENTAL APPROVAL. The term "Governmental Approval" shall mean at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with, any Governmental Authority, including any certification or licensing of a natural person to engage in a profession or trade or a specific regulated activity, at that time.

    GOVERNMENTAL AUTHORITY. The term "Governmental Authority" shall mean (a) any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government, or (b) any Person having the authority under any applicable Governmental Requirement to assess and collect Taxes for its own account.

    GOVERNMENTAL REQUIREMENT. The term "Governmental Requirement" shall mean at any time (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time, or (b) any obligation included in any certificate, certification, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

    GUARANTEE OF PERFORMANCE. The term "Guarantee of Performance" shall have the meaning set forth in Section 6.3(xv).

    INTELLECTUAL PROPERTY. The term "Intellectual Property" shall have the meaning as contained in Section 2.1(e).

    IPO. The term "IPO" shall mean the first time a registration statement filed under the Securities Act with respect to a primary offering by the Parent to the public of Parent Shares is declared effective under the Securities Act and the shares registered by that registration statement are issued and sold by the Parent (otherwise than pursuant to the exercise by the Underwriter of any over-allotment option).

    IPO CLOSING. The term "IPO Closing" shall mean the delivery to the Underwriters of Parent Shares against the receipt of payment therefor pursuant to the IPO.

    IPO CLOSING DATE. The term "IPO Closing Date" shall mean the date on which the Parent first receives payment for the Parent Shares it sells to the Underwriter in the IPO.

    IPO PRICE. The term "IPO Price" shall mean the price per share of Parent Shares which is set forth as the "price to public" on the cover page of the Final Prospectus.

    LEASED ASSETS. The term "Leased Assets" shall have the meaning ascribed thereto in Section 3.6.

    LITIGATION. The term "Litigation" shall mean any action, case, proceeding, claim, grievance, suit or investigation or other proceeding conducted by or pending before any Governmental Authority or any arbitration proceeding.

    MATERIAL. The term "Material" shall mean, as applied to any Entity or the Business, material to the business, operations, property or assets, liabilities, financial condition or results of operations of the Business or that Entity and its Subsidiaries considered as a whole, as the case may be.

    MATERIAL ADVERSE EFFECT. The term "Material Adverse Effect" shall mean, with respect to the consequences of any fact or circumstance (including the occurrence or non-occurrence of any event) to the Business, that such fact or circumstance has caused, is causing or will cause, directly, indirectly or consequentially, singly or in the aggregate with other facts and circumstances, any material damages.

    MINIMUM CASH AMOUNT. The term "Minimum Cash Amount" shall have the meaning set forth in Section 6.2(iv).

    NOTICE OF ACTION. The term "Notice of Action" shall have the meaning set forth in Section 7.1C.

    NOTICE OF ELECTION. The term "Notice of Election" shall have the meaning set forth in Section 7.1C.

    OFFSET.  The term "Offset" shall have the meaning set forth in Section 8.2.

    ORDINARY COURSE OF BUSINESS. The term "Ordinary Course of Business" shall mean the ordinary course of Seller's Business consistent with past custom and practice (including with respect to quantity and frequency).

    OTHER ACQUIRED BUSINESSES. The term "Other Acquired Businesses" shall have the meaning set forth in the preamble hereto.

    OTHER AGREEMENTS. The term "Other Agreements" shall have the meaning set forth in the preamble hereto.

    OTHER FINANCING SOURCES. The term "Other Financing Sources" shall have the meaning set forth in Section 6.2(iv).

    PARENT. The term "Parent" shall have the meaning set forth in the preamble hereto.

    PARENT SHARES. The term "Parent Shares" shall mean any of the shares of common stock of the Parent.

    PARTY. The terms "Party" and "Parties" shall have the meanings set forth in the preamble hereto.

    PBGC.  The term "PBGC" shall mean the Pension Benefits Guaranty Corporation.

    PERSON. The term "Person" shall mean any natural person, Entity, estate, trust, union or employee organization or Governmental Authority.

    PRICING. The term "Pricing" shall have the meaning set forth in Section 6.1.

    PURCHASE PRICE. The term "Purchase Price" shall mean the consideration payable to the Seller for the Assets as set forth or contemplated in
Section 2.3.

    REGISTRATION RIGHTS AGREEMENT. The term "Registration Rights Agreement" shall have the meaning set forth in Section 6.2(xi).

    REGISTRATION STATEMENT. The term "Registration Statement" shall mean the registration statement, including (a) each preliminary prospectus included therein prior to the date on which that registration statement is declared effective under the Securities Act (including any prospectus filed with the SEC pursuant to Securities Act Rule 424(b)), (b) the Final Prospectus and (c) any amendments and all supplements and exhibits thereto, filed by the Parent with the SEC to register the Parent Shares under the Securities Act for public offering and sale in the IPO.

    RETAINED LIABILITIES. The term "Retained Liabilities" shall mean all liabilities of the Seller other than the Assumed Liabilities.

    SEC. The term "SEC" means the Securities and Exchange Commission or any successor Governmental Authority.

    SECURITIES ACT. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

    SELLER. The term "Seller" shall have the meaning set forth in the preamble hereto.

    SELLER INDEMNIFIED PARTIES. The term "Seller Indemnified Parties" shall have the meaning set forth in Section 7.1B.

    SELLER INDEMNITORS. The term "Seller Indemnitors" shall have the meaning set forth in Section 7.1A.

    SELLER'S NAME.  The term "Seller's Name" shall have the meaning set forth in
Section 2.1(i).

    SIDE LETTER.  The term "Side Letter" shall have the meaning set forth in
Section 9.5.

    STOCK PLEDGE AGREEMENT. The term "Stock Pledge Agreement" shall have the meaning set forth in Section 6.3(xiv).

    STOCKHOLDER. The term "Stockholder" shall have the meaning set forth in the preamble hereto.

    SUBSIDIARY. The term "Subsidiary," of any specified Person at any time, shall mean any Entity a majority of the Capital Stock of which is at that time owned or controlled, directly or indirectly, by the specified Person.

    SUPPLEMENTAL INFORMATION. The term "Supplemental Information" shall have the meaning set forth in Section 5.11.

    TAXES. The term "Taxes" shall mean any and all local, state or federal taxes imposed upon the Business, the Seller or the Stockholder, including, without limitation, tax obligations, tax claims, tax charges, tax fines or any related tax liabilities, regardless of the source, cause or origin of such tax liabilities, including taxes imposed as a result of the consummation of the Acquisition.

    UNDERWRITER. The term "Underwriter" shall mean collectively (a) the investment banking firms that prospectively may enter into the Underwriting Agreement, and (b) from and after the IPO Pricing Date, the investment banking firms party to the Underwriting Agreement.

    UNDERWRITING AGREEMENT. The term "Underwriting Agreement" shall mean the underwriting agreement to be entered into between the Parent and the Underwriter with respect to the IPO.

                                  ARTICLE II
                     PURCHASE OF ASSETS AND PURCHASE PRICE


    2.1 SALE OF ASSETS. Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell, convey, transfer, assign and deliver to the Buyer, and the Buyer agrees to purchase from the Seller on the Closing Date, all assets owned by Seller and used in or derived from the Business (other than those specifically excluded under Section 2.2 below) including the following (such assets to be referred to herein as the "Assets"):

          (a) All office equipment, furniture, artwork, service equipment, supplies, computer hardware, data processing equipment, tools and supplies (the "Equipment"), including the Equipment described on SCHEDULE 2.1(A);

          (b) All contracts, documents, franchises, instruments, and other written or oral agreements relating to the Business of Seller to which Seller is a party or by which Seller or any of the Assets may be bound as well as all rights, privileges, claims and options relating to the foregoing (the "Contracts"), including the Contracts described on SCHEDULE 2.1(B);

          (c) All customer and supplier files and databases, customer and supplier lists, accounting and financial records, invoices, and other books and records relating principally to the Business (the "Books and Records"), including the Books and Records described on SCHEDULE 2.1(C);

          (d) Seller's Employee files for those Employees actually hired by Buyer;

          (e) All right, title and interest of Seller, in, to and under all service marks, trademarks, trade and assumed names, principally related to the Business together with the right to recover for infringement thereon, if any (the "Intellectual Property"), and other marks and/or names described on
    SCHEDULE 2.1(E);

          (f) All advertising materials and all other printed or written materials related to the conduct of the Business;

          (g) All of the Seller's general intangibles, claims, rights of set off, rights of recoupment and other proprietary intangibles, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, which are used in the Business, and remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions (the "General Intangibles"), including the General Intangibles described on SCHEDULE 2.1(G);

          (h) All goodwill, going concern value and other intangible properties related to the Business;

          (i) The exclusive right to use the name "Reporting Services Associates, Inc.", any similar name or derivative thereof, and any past or present assumed names in connection with the Business or Seller's use of the Assets (the "Seller's Name"); and

    2.2 EXCLUDED ASSETS. Seller is not selling and Buyer is not purchasing any of the following excluded assets related to the Business ("Excluded Assets"): (i) cash, cash deposits, rights to receive cash refunds, and other cash equivalents, (ii) cash investments, (iii) Accounts Receivable, notes receivable and trade receivables accrued on or before the IPO Closing Date, all as more specifically described on SCHEDULE 2.2.

    2.3 PURCHASE PRICE. Upon the terms and subject to the conditions contained herein and as consideration for the sale of the Assets and the performance by the Seller of various other matters as provided herein, the Buyer shall pay or deliver to the Seller, on the IPO Closing Date and as soon as practicable after the IPO Closing, the aggregate amount $9,500,000.00, payable by delivery of the following consideration (collectively the "Purchase Price"):

          (a) Subject to the provisions of Section 2.5, a cash sum in the amount of Seven Million and No/100 Dollars ($7,000,000) (the "Cash Purchase Price"), paid by the wire transfer of immediately available funds; and

          (b) Such number of whole Parent Shares on the IPO Closing Date as, when multiplied by 90% of the IPO Price, will most nearly approximate, but not exceed, $2,500,000.00.

    2.4 ASSUMPTION OF LIABILITIES; LEASES. Upon the terms and subject to the conditions contained herein, the Buyer agrees that on the Closing Date, it will not assume any liabilities of Seller (except for those liabilities related to Seller's premise and equipment lease payments as described on Schedule 3.6,) ("Assumed Liabilities").

    2.5 ALLOCATION OF PURCHASE PRICE. For all federal, state and local tax purposes, the Purchase Price shall be allocated among the various Assets in the manner indicated in SCHEDULE 2.7 hereto. None of the Parties shall file any tax return or report or take any position with any Governmental Authority which is inconsistent with the foregoing allocation, except to the extent mandated by a Governmental Authority in a determination binding upon one Party provided that such Party has given written notice and reasonable opportunity to the other Party, at its expense, to contest and appeal such determination on behalf of both Parties and such determination has nevertheless become final. Within ninety (90) days after the Closing Date, the Parties shall prepare for filing with the Internal Revenue Service a Form 8594 in accordance with the foregoing allocation.

    2.6 TAXES. Seller shall be liable for the payment of all sales and use taxes arising out of the sale and transfer or removal of the Assets, if any, and the assumption of the Assumed Liabilities. Within one year from the Closing Date, the Seller agrees to furnish to the Buyer certificates from the state taxing authorities, and any related certificates that the Buyer may reasonably request, as evidence that all sales and use tax liabilities of the Seller accruing before the Effective Date have been fully provided for or satisfied. The Buyer shall not be responsible for any business, occupation, withholding or similar tax, or any taxes of any kind of the Seller, related to any period before the Effective Date and, in the event that any taxes are found to be due or owing by Seller within one year of the Closing Date, Seller shall pay all such amounts and Buyer shall have the right of offset against the Parent Shares pledged under the Stock Purchase Agreement for such amounts, if any, as provided in Section 8.2 hereof.

    2.7 TITLE TO ASSETS AND RISK OF LOSS. At the Effective Time, title to the Assets and risk of loss or damage to the Assets by casualty (whether or not covered by insurance) will pass to the Buyer.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF SELLER


    Seller and the Stockholder jointly and severally represent and warrant that all of the following representations and warranties in this Article III are true at the date of this Agreement and shall be true at the time of Closing and the IPO Closing Date, and that such representations and warranties shall survive the IPO Closing Date for a period of twelve months (the last day of such period being the "Expiration Date"), except that (i) the warranties and representations set forth in Section 3.29 hereof shall survive until such time as the limitations period has run for all tax periods ended on or prior to the IPO Closing Date, which shall be deemed to be the Expiration Date for Section 3.29, and (ii) solely for purposes of determining whether a claim for indemnification under Section 7.1 hereof has been made on a timely basis, and solely to the extent that in connection with the IPO, the Seller or the Stockholder actually incur liability under the Securities Act, the Exchange Act, or any other federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes.

    3.1   TITLE TO ASSETS.   The Seller has good, marketable and indefeasible
title to the Assets, free and clear of restrictions or conditions to transfer or assignment, mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights-of-way, covenants, conditions or restrictions, except with respect to the Leased Assets as otherwise disclosed on SCHEDULE 2.1(A). The Seller is in possession of all of the Leased Assets leased to it from others. Except for the

Excluded Assets, the Assets constitute all of the material property, whether real, personal, mixed, tangible or intangible, that are used in the Business by the Seller.

    3.2 CONTRACTS AND AGREEMENTS. SCHEDULE 2.1(B) lists all of the material contracts, agreements, and other written or oral arrangements relating to the Business to which the Seller is a party, or by which the Seller or the Assets are bound. As of the Closing Date, each of the Contracts is valid and in full force and effect, and there has not been any default by the Seller or, to the best of Seller's Knowledge, by any other party to any of the Contracts, or any event that with notice or lapse of time or both, would constitute a default by the Seller or, to the best of Seller's Knowledge, any other party to any of the Contracts. Except as shall be disclosed in SCHEDULE 2.1(B), each Contract is assignable to the Buyer without the consent of any other party. The Seller will obtain and deliver at Closing all of the requisite consents relating to the items set forth on SCHEDULE 2.1(B). Seller has not received notice that any party to any of the Contracts intends to cancel or terminate any of the Contracts or exercise or not exercise any options that they might have under any of the Contracts. In the event any of the Contracts are, or are later determined to be, non-assignable, and the other party to any such Contracts refuses to consent to the assignment of same, then the Seller shall subcontract to the Buyer or its designee, if the Buyer so desires, the remaining work on such Contracts, and the Seller shall forward to the Buyer or its designee all proceeds of such Contracts received by the Seller provided however, that Seller shall be reimbursed for any reasonable out-of-pocket expenses incurred by it.

    3.3 EQUIPMENT. All of the Equipment owned or leased by the Seller is described on SCHEDULE 2.1(A) attached hereto. Except as disclosed on SCHEDULE 2.1(A), none of the Equipment will be, at the Effective Time, held under any security agreement, conditional sales contract, or other title retention or security arrangement or is located other than in the possession of the Seller except for Equipment that is out of Seller's possession at certain job sites and/or with certain of Seller's agents. To the best of Seller's Knowledge, the Equipment is in good operating condition and repair, ordinary wear and tear excepted.

    3.4 LICENSES. Seller does not own any licenses or have any rights to use any licenses in connection with the Business. Seller has not infringed, and is not now infringing, on any license belonging to any other person, firm, or corporation.

    3.5   EMPLOYMENT CONTRACTS.    Except as set forth in SCHEDULE 3.5, Seller
does not have any employment contracts and collective bargaining agreements to which the Seller is a party or by which the Seller is bound relating to any Employee. No Employees are represented by any labor organization, and, as of the date hereof, no labor organization or group of Employees has made a written demand to the Seller for recognition, or filed a petition with the National Labor Relations Board, or announced its intention to hold an election of a collective bargaining representative. There is no pending, or to the best Knowledge and reasonable belief of Seller and Stockholder, threatened, labor dispute, strike or work stoppage affecting or potentially affecting the Business.

    3.6 COMPLIANCE WITH LAWS. The Seller has complied with, and is not in violation of, applicable federal, state or local statutes, laws, and regulations (including, without limitation, any applicable building or other law, ordinance or regulation) that affect, or are likely to affect, directly or indirectly, any of the Assets or the Business. The Seller has all permits, licenses, and authorizations necessary to the conduct of the Business in the manner and in the locations in which the Business is presently conducted, and all such permits, licenses, or other authorizations are valid and in full force and effect. To the best of Seller's Knowledge, there are not any uncured violations of federal, state or municipal laws, ordinances, orders, regulations or requirements affecting any portion of the Assets or the Business.

    3.7 LITIGATION. Except as disclosed in SCHEDULE 3.7, there is no suit, action, arbitration or legal, administrative or other proceeding or governmental investigation pending or, to the best of Seller's Knowledge, threatened against or affecting the Seller, its Affiliates, the Stockholder, the Assets, or the Business that could result in a material adverse effect on the Business.

    3.8   CONSENTS AND APPROVALS; NO BREACH OR DEFAULT.  Except as set forth on
SCHEDULE 8(A), no consent, approval or authorization of, or filing or registration with, any Person or Entity, is required to be made or obtained by Seller in connection with the execution, delivery or performance of this Agreement, or the consummation by Seller of the transactions contemplated hereby. Except as set forth on SCHEDULE 3.8(B), neither the execution and delivery of this Agreement or the Ancillary Agreements by Seller, nor the consummation of the transactions contemplated herein by Seller, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which Seller is, or the Assets are, subject, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any agreement, contract, lease, license, instrument, promissory note, conditional sales contract, partnership agreement or other arrangement to which Seller or any of Seller's Affiliates is a party, or by which Seller is bound, or to which the Assets are subject, or (c) conflict with or violate the articles of incorporation, bylaws or other charter documents of Seller.

    3.9 AUTHORITY. The Seller has the full right, power, legal capacity and authority to execute, deliver and perform its obligations under this Agreement, and all agreements ancillary to this Agreement which are part of the underlying transaction made the basis of this Agreement and executed in connection herewith including but not limited to the Exhibits hereto ("Ancillary Agreements"). The sale of the Assets and the execution, delivery and performance of this Agreement and the Ancillary Agreements by Seller have been duly authorized by the Stockholder.

    3.10 PERSONNEL. SCHEDULE 3.10(A) sets forth a complete and accurate list of the names, addresses, hire dates, dates of birth and job descriptions of all Employees employed by Seller in connection with the Business, current rates of compensation including, if determined, bonuses payable to each following the Closing.__SCHEDULE 3.10(B) is a complete and accurate list of the names, addresses, hire dates, dates of birth and services provided by all independent contractors used by Seller during the preceding one (1) year, stating their rates and method of compensation.

    3.11 VALID AND BINDING OBLIGATIONS. Upon execution and delivery, this Agreement, the Ancillary Agreements and each document, instrument and agreement to be executed by the Seller, or the Stockholder in connection herewith, will constitute the legal, valid, and binding obligation of the Seller, or Stockholder, enforceable against the Seller and/or Stockholder in accordance with its terms, except as limited by bankruptcy laws, insolvency laws, and other similar laws affecting the rights of creditors generally.

    3.12 FINANCIAL STATEMENTS. The Financial Statements (a) are true, complete, and correct in all material respects, (b) fairly and accurately present the financial position of Seller as of the periods described therein, and the results of the operations of Seller for the periods indicated, and (c) have been prepared consistently and in accordance with the Seller's historical customs and practices.

    3.13 EMPLOYEE BENEFITS. SCHEDULE 3.13 is a true, correct and complete list of each "employee benefit plan,' within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA") which has ever been maintained or sponsored by Seller or any of its Affiliates. Each such employee benefit plan (and each related trust, insurance contract, or fund) is in full force and effect, and complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws. Neither Seller, Stockholder nor any Affiliate is in default under any of the plans, there have been no claims of default, and there are no facts, conditions or circumstances which if continued, or on notice, will result in a default, under any plan. None of the plans will, by its terms or under applicable law, become binding upon or become an obligation of the Buyer. No assets of any plan are being transferred to Buyer or to any plan of Buyer. Seller does not contribute to, and has never contributed to, and has never been required to contribute to, any multiemployer plan, and Seller does not have, and has never had, any liability (including withdrawal liability) under any multiemployer plan.

    3.14 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in SCHEDULE 3.14(A) with regard to the Business and the Assets, since the Balance Sheet Date, there has been no:

          (i) material adverse change in the condition, financial or otherwise, of the Seller, the Assets or the Business;

          (ii)  waiver of any right of or claim held by the Seller;

          (iii) material loss, destruction or damage to any property of the Seller, whether or not insured;

          (iv) material change in the personnel of the Seller or the terms or conditions of their compensation or employment;

          (v) acquisition or disposition of any assets (or any contract or arrangement therefor), nor any other transaction by the Seller otherwise than for value and in the ordinary course of business;

          (vi) transaction or disbursement of funds or assets by the Seller except in the ordinary course of business;

          (vii) capital expenditure by the Seller exceeding $10,000 except in the ordinary course of business;

          (viii) change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by the Seller;

          (ix)    re-valuation by the Seller of any of its Assets;

          (x) amendment, modification or termination of any Contract to which the Seller is a party, except in the ordinary course of business;

          (xi)    mortgage, pledge or other encumbrance of any of the Assets;

          (xii) litigation or facts or circumstances that could result in litigation that, if adversely determined, might reasonably be expected to have a material adverse effect on Seller, Seller's financial condition, Seller's prospects, the Business or the Assets;

          (xiii) increase in salary or other compensation payable or to become payable by the Seller to any of its officers, directors or employees, or the declaration, payment or commitment or obligation of any kind for the payment, by the Seller, of a bonus or other additional salary or compensation to any such person;

          (xiv) loan by the Seller to any person or entity, or guaranty by the Seller of any loan;

          (xv) other event or condition of any character that has or might reasonably be expected to have a material adverse effect on the Business, the Assets or the financial condition of the Seller; or

          (xvi) agreement by the Seller to do any of the things described in the preceding clauses (i) through (xv).

Except as disclosed in SCHEDULE 3.14(B), there have been no contractual commitments by Seller to spend more than $25,000 per contractual commitment over a continuous 12-month period.

    3.15 BROKERS. Neither Seller, the Stockholder, nor any of the Seller's or the Stockholder's Affiliates has employed any broker, agent, or finder, or incurred any liability for any brokerage fees, agent's fees, commission or finder's fees in connection with the transactions contemplated herein.

    3.16 SALE OF ASSETS. For purposes of determining whether a sales and use tax charge is applicable, the sale of the Assets constitutes: (i) the sale of all of the operating assets of a business or of a separate division, branch, or identifiable segment of a business, and (ii) a sale outside the ordinary course of Seller's Business, and represents an isolated or occasional sale by a seller who does not regularly engage in such business. The income and expenses of the Business can be separately established from the Books and Records in the same manner as previously provided to Buyer.

    3.17 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Seller, the Stockholder, nor any agent of the Seller, or the Stockholder, nor to Seller's or the Stockholder's best Knowledge any other person acting on Seller's or the Stockholder's behalf, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee of the United States or any state or foreign government, or other person who is or may be in a position to help or hinder the Business which (1) would subject the Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (2) if not given in the past, would have an adverse effect on the Business, or (3) if not continued in the future, would have a material adverse effect on the Business or the Assets, or which would subject the Seller to suit or penalty in a private or governmental litigation or proceeding.

    3.18 LIENS ON ASSETS. Except as set forth on SCHEDULE 3.18, all liens or security interests of any third party as to any of the Assets have been removed on or before the Closing Date, and the Seller has furnished evidence thereof to Buyer.

    3.19 CUSTOMERS. To the best of Seller's Knowledge, SCHEDULE 3.19 contains a true and correct list of all customers of the Business within the last year (the "Customers"). The Seller has no information, nor is the Seller aware of any facts, indicating that any of the material Customers intend to cease doing business with the Seller.

    3.20 INSURANCE POLICIES. SCHEDULE 3.20 to this Agreement is a description of all insurance policies held by the Seller concerning the Business and Assets. The Seller maintains insurance protection on all its Assets and the Business of such types and in such amounts as are customarily insured by similar companies in the same industry, covering property damage and loss by fire, theft, or other casualty.

    3.21 INTEREST IN CUSTOMERS, SUPPLIERS AND COMPETITORS. Except as set forth in SCHEDULE 3.21, neither the Seller, the Stockholder, nor any Affiliate of the Seller or Stockholder, has any direct or indirect interest in any competitor, supplier or customer of the Seller, or in any person from whom or to whom the Seller leases any property, or in any other person with whom the Seller is doing business.

    3.22 ADVERSE INFORMATION. Neither Seller nor Stockholder has any actual Knowledge of any change contemplated in any applicable laws, ordinances or restrictions, or any judicial or administrative action, or any event, fact or circumstance which will, or could be reasonably expected to, have a material adverse effect on the Seller or its condition, financial or otherwise, the Assets, or the condition, value or operation thereof.

     3.23 ORGANIZATION. The Seller is a Pennsylvania corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania, has all necessary powers to own the Assets and properties and to operate the Business as now owned and operated by it, and is qualified to do business in the State of Pennsylvania.

    3.24 CONDITION. All of the Assets are in good operating condition and repair, ordinary wear and tear excepted, and, as applicable, good working order. To the best of the Seller's and the Stockholder's Knowledge, the buildings, fixtures, and improvements leased by the Seller, including but not limited to the parking areas, roofs, foundations, plumbing, electrical, air conditioning, heating and ventilating systems, doors, building exteriors, landscaping, and interior areas are in good condition, ordinary wear and tear excepted, and, as applicable, good working order.

    3.25 INTELLECTUAL PROPERTY. All of the Intellectual Property owned by the Seller is described on SCHEDULE 2.1(E) attached hereto. The Seller is the sole owner of all of the Intellectual Property, free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others. The Seller has registered all trade names, trademarks, and service marks in all jurisdictions necessary to evidence and protect its ownership thereof, and to permit the Seller to conduct its business in the manner in which it is currently conducted, or otherwise has all rights or licenses necessary to use the same. The Seller has all patents or patent applications and copyrights registered in all jurisdictions necessary to evidence and protect the ownership thereof and to permit the Seller to conduct its business in the manner in which it is currently conducted, or otherwise has all rights or licenses necessary to use same.
Except as disclosed in this Agreement, all of the patents of the Seller are valid and in full force and effect and are not subject to any taxes, maintenance fees, or actions which have not been currently paid. None of the Intellectual Property infringes upon any patents, trade or assumed names, trademarks, service marks, or copyrights belonging to any other person or other entity. The Seller is not a party to any license, agreement, or arrangement, whether as licensor, licensee, or otherwise, with respect to any of the Intellectual Property. The Seller does not have a license or a right to use any other patents, service marks, trademarks, trade and assumed names, trade secrets and royalty rights and other proprietary intangibles in connection with the Business, other than the Intellectual Property.

    3.26 POWERS OF ATTORNEY. No person or other entity holds a general or special power of attorney from the Seller.

    3.27 NO SEVERANCE PAYMENTS. Except as set forth in SCHEDULE 3.27, the Seller will not owe a severance payment or similar obligation to any of its Employees, officers, or directors, as a result of the transactions contemplated by this Agreement, nor will any of such persons be entitled to an increase in severance payments or other benefits as a result of the transactions contemplated hereby, nor in the event of the subsequent termination of their employment.

    3.28 EMPLOYEES. Except as has occurred in the ordinary course of business, the Seller has not, nor has it agreed to do in any unusual or extraordinary amount or manner, any of the following acts with respect to its Employees in the
Business: (i) grant any increase in salaries payable or to become payable by it,
(ii) increase benefits, (iii) modify any collective bargaining agreement to which it is a party or by which it may be bound, or (iv) declared any bonuses for any of its Employees.

    3.29 TAXES. Seller has filed all tax returns that Seller was required to file, and all such tax returns were correct and complete in all respects. All Taxes owed by Seller (whether or not shown on any tax return) have been paid. Seller is not the beneficiary of any extension of time within which to file any tax return, and Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Seller has withheld and paid all Taxes required to have been withheld or paid in connection with amounts paid or owing to the Stockholder and any Employee, independent contractor, creditor, or other third party. Neither Seller, an Employee responsible for Tax matters, nor the Stockholder of Seller has reason to believe that any authority might assess any additional Taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any Tax liability of Seller.

    3.30 HIRING OF EMPLOYEES. As of the Closing Date, Seller shall permit Buyer to offer employment to all of the Employees. At or prior to Closing, Seller shall have paid such Employees all compensation and benefits to which they are entitled by reason of their previous employment with the Seller on such date, and Buyer shall have no liability with respect thereto. Seller shall use Seller's best efforts to assist Buyer in any reasonable manner in the hiring by Buyer of the Employees that Buyer desires to hire. Buyer shall have the right, but not the obligation, to offer employment to such Employees that it desires to hire in its sole discretion. Seller shall be solely responsible and liable for all severance pay, if any, to the extent that any of the Employees are not offered employment with Buyer or do not accept an offer of employment. Under no circumstances shall the Seller or any of Seller's Affiliates be permitted to employ or offer employment to any of the Employees after the Closing Date, without the prior written consent of Buyer.

    3.31 OPERATIONS OF THE SELLER. Except as disclosed in SCHEDULE 3.31, since the Balance Sheet Date:

    (i) Seller has used its best efforts to preserve the business organization of the Seller intact, to keep available to the Business the Employees, and to preserve its present relationships with suppliers, Customers and others having business relationships with it;

    (ii) Seller has maintained its existing insurance as to the Business and the Assets, and otherwise maintained and operated the Business in a good and businesslike manner in accordance with good and prudent business practices;

    (iii) Seller has not entered into any agreement or instrument which would constitute an encumbrance of the Assets, which would bind Buyer, the Seller or the Assets after Closing, other than in the ordinary course of business, or which would be outside the normal scope of maintaining and operating the Business and the Assets in the ordinary course of business;

    (iv) Seller has performed all of the Seller's material obligations under all Contracts and commitments applicable to the Seller, the Business, and the Assets, and has maintained the Seller's Books and Records in the usual, regular and customary manner;

    (v) to the best of Seller's Knowledge, the Seller has complied with all statutes, laws, ordinances and regulations applicable to the Seller, the Assets, and the conduct of the Business;

    (vi) Seller has not removed or disposed of, nor permitted the removal or disposal of, any Assets unless such Assets were replaced with an item of at least equal value that is properly suited for its intended purpose;

    (vii) Seller has paid all bills and other payments due with respect to the ownership, use, insurance, operation and maintenance of the Business and the Assets in the usual, regular and customary manner consistent with its prior practices, and has taken all action necessary or prudent to prevent liens or other claims for the same from being filed or asserted against any part of the Assets; and

    (viii) all revenues received by the Seller relating to the Business have been deposited in the Seller's account relating to the Business.

    3.32 FULL DISCLOSURE. This Agreement, the Ancillary Agreements and the Schedules hereto, and all other documents and written information furnished by the Seller to the Buyer pursuant hereto or in connection herewith, are true, complete and correct, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading. To the best of Seller's Knowledge, there are no facts or circumstances relating to the Assets or the Business which adversely affect or might reasonably be expected to adversely affect the Assets, the Business (including the prospects or operations thereof), or the ability of the Seller to perform this Agreement or any of Seller's obligations hereunder.

                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER


    Parent and Buyer jointly and severally represent and warrant that all of the following representations and warranties in this Article IV are true at the date of this Agreement and shall be true at the time of Closing and the IPO Closing Date, and that such representations and warranties shall survive the IPO Closing Date until the Expiration Date, except that solely for purposes of determining whether a claim for indemnification under Section 7.1 hereof has been made on a timely basis, and solely to the extent that in connection with the IPO, the Seller actually incurs liability under the Securities Act, the Exchange Act, or any other federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes.

    4.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all the necessary corporate powers to own its properties and to carry on its business as now owned and operated by it. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all the necessary corporate powers to own its properties and to carry on its business as now owned and operated by it.

    4.2 AUTHORITY. Each of Buyer and Parent, as applicable, has the right, power, legal capacity, and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party. The execution, delivery and performance of this Agreement and any Ancillary Agreements by Buyer and Parent, as applicable, have been duly authorized by all necessary corporate action.

    4.3 CAPITAL STOCK OF PARENT AND BUYER. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of the Parent and the Buyer are as follows: (i) immediately prior to the Closing Date and the IPO Date, the authorized capital stock of Parent will consist of 100,000,000 shares of common stock, of which the number of issued and outstanding shares will be set forth in the Registration Statement, and 10,000,000 shares of preferred stock, $.01 par value, of which no shares will be issued and outstanding, and a number of shares of restricted voting common stock, $.01 par value, to be determined by Parent in good faith, all of which will be issued and outstanding except as otherwise set forth in the Registration Statement, and (ii) as of the date of this Agreement, the authorized capital stock of Buyer consists of 10,000 shares of common stock, all of which shares are issued and outstanding.

    4.4 TRANSACTIONS IN CAPITAL STOCK; ORGANIZATION ACCOUNTING. Except for the Other Agreements and except as set forth on in the Registration Statement,
(i) no option, warrant, call, conversion right or commitment of any kind exists which obligates the Parent or the Buyer to issue any of their respective authorized but unissued capital stock, and (ii) neither the Parent nor the Buyer has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. SCHEDULE 4.4 includes complete and accurate copies of all stock option or stock purchase plans, including a list of all outstanding options, warrants or other rights (excluding the Other Agreements) to acquire Parent Shares.

    4.5 COMMON STOCK. At the time of issuance thereof and delivery to the Seller, the Parent Shares to be delivered to the Seller pursuant to this Agreement will constitute valid and legally issued Parent Shares, fully paid and nonassessable, and with the exception of restrictions upon resale (a) set forth in Section 9.2 hereof and (b) contained in the Stock Pledge Agreement, will be identical in all substantive respects (which do not include the form of certificate upon which it is printed or the presence or absence of a CUSIP number on any such certificate) to the Parent Shares issued and outstanding as of the date hereof by reason of the provisions of the Texas Business Corporation Act. Except as provided in the previous sentence, the Parent Shares issued and delivered to the Seller shall at the time of such issuance and delivery be free and clear of any liens, claims or encumbrances of any kind or character. The Parent Shares to be issued to the Seller pursuant to this Agreement will not be registered under the 1933 Act, except as provided in the Registration Rights Agreement.

    4.6 ASSUMED LIABILITIES. Buyer shall assume the Assumed Liabilities as defined in Section 2.6 herein.

    4.7 ABSENT CERTAIN CHANGES. Since the Balance Sheet Date, there have been no (a) material adverse changes in the business, financial condition, assets, operations or prospects of Parent, (b) amendments, modifications or terminations of any material contract applicable to Parent, (c) any changes in the accounting methods or practices of Parent or (d) any litigation or facts or circumstances that could result in litigation that, if adversely determined, might reasonably be expected to have a material adverse effect on Parent or on its business, financial condition or prospects.

    4.8 LITIGATION. Except as disclosed in Schedule 4.8, there is no suit, action, arbitration or legal, administrative or other proceeding or governmental investigation pending or, to the best of the Parent's Knowledge, threatened against or affecting the Parent or the Buyer that could result in a material adverse effect on the Business.

    4.9 NO BREACH OR VIOLATION. As of the Effective Time and except as set forth on Schedule 4.9, the consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (i) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation, or give rise to a right of modification, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, except for third party consents described in this Agreement or any schedule prepared and delivered in connection herewith, of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, security agreement, concession, franchise, permit or other agreement, instrument or arrangement by which the Parent or the Buyer may be affected, or to which the Parent or the Buyer may be bound, (ii) the creation or imposition of any lien, charge, or encumbrance on any of the assets of the Parent or the Buyer, or (iii) a breach of any term or provision of this Agreement.

    4.10 VALID AND BINDING OBLIGATIONS. Upon execution and delivery, each of this Agreement and the Ancillary Agreements will constitute the legal, valid, and binding obligation of Buyer or Parent, as applicable, enforceable in accordance with its terms, except as limited by bankruptcy laws, insolvency laws, and other similar laws affecting the rights of creditors generally.

    4.11 BROKERS. Except for The GulfStar Group, Inc. neither Buyer nor any of its respective Affiliates, officers, directors, or employees, has employed any broker, agent, or finder, or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated herein.

    4.12 CONSENTS AND APPROVALS. No consent, approval or authorization of, or filing or registration with, any Person or Entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                                   ARTICLE V
                           COVENANTS OF THE PARTIES


    Buyer and Seller covenant and agree as follows:

    5.1 CONDUCT OF THE BUSINESS. Except as otherwise permitted by this Agreement or consented to by Buyer in writing, Seller shall through the IPO Closing Date conduct the Business in the ordinary course in substantially the same manner as heretofore, using its best efforts to preserve intact its present business organization, to keep available the services of its Employees, and to preserve its relationships with Customers, suppliers and others having business dealings with it.

    5.2 CERTAIN CHANGES. Except as otherwise permitted by this Agreement or consented to by Buyer in writing, Seller shall not: (a) subject any of the Assets to any lien or encumbrance; (b) dispose of any of the Assets; or (c) grant any increase in compensation or benefits to any Employee; (d) materially modify any of the liabilities, or (e) with respect to the Business, perform any act outside the Ordinary Course of Business except as otherwise contemplated by this Agreement.

    5.3 NOTICE. Seller will notify Buyer immediately in writing if (i) any of Seller's representations or warranties set forth in this Agreement are or become untrue prior to the IPO Closing Date, (ii) Seller fails to fully perform all of the covenants of Seller set forth in this Agreement, or (iii) there occurs any Material adverse development in the Business or Seller's market position, sales, profit trends, labor regulations, litigation or insurance claims or otherwise.

    5.4 RECORDS. From the date of execution of this Agreement until the Closing, Seller shall permit Buyer the right, during normal business hours, to inspect any documents, Books and Records or other information pertaining to the Assets.

    5.5 U.C.C. SEARCHES. Within five (5) days from the date of execution hereof, Buyer, at Buyer's sole cost and expense, shall deliver to Seller current searches of all Uniform Commercial Code financing statements filed with the Office of the Secretary of State of Pennsylvania and in any other state, or county in which the Seller has an office, against Seller. Any and all liens, pledges, mortgages, security interests and encumbrances affecting the Assets, regardless of whether same are disclosed in such lien searches, shall be released and discharged by Seller at or prior to Closing.

    5.6 BULK SALES. It may not be practicable to comply or attempt to comply with the procedures of the "Bulk Sales Act" or similar law in any or all of the states in which the Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated hereby. Accordingly, to induce Buyer to waive any requirements for compliance with any or all of such laws, Seller hereby agrees that except for the Assumed Liabilities, the indemnity provisions of Article VII hereof shall apply to any Damages of Buyer arising out of or resulting from the failure of Buyer or Seller to comply with any such laws or any similar law which may be asserted to be applicable.

    5.7   NON-COMPETITION AGREEMENT.   The Seller agrees that, for the period
beginning on the Closing Date and continuing for five (5) years following the Closing Date, neither Seller, Lee Goldstein, individually, nor any Affiliates, shall, either directly or indirectly, individually or separately, for themselves or as an owner, stockholder, joint venturer, promoter, consultant, manager, independent contractor, agent, or in some similar capacity for any reason whatsoever:

          A. Enter into, engage in, or be connected with any business or business operation or activity which consists in whole or in part of the Business within the following Counties:

          (list counties in Pennsylvania);

          B. Call upon any customer whose account is or was serviced in whole or in part by the Seller in relation to the Business or the Buyer with the intent of selling or attempting to sell to any such customer any services similar to the services provided by the Buyer; and

          C. Intentionally divert, solicit or take away any customer, supplier or employee of the Buyer, or the patronage of any customer or supplier of the Buyer, or otherwise interfere with or disturb the relationship existing between the Buyer and any of its customers, suppliers, or employees, directly or indirectly.

    In the event the Buyer ceases operation of the Business other than in a merger, consolidation, sale of assets or similar transaction, or upon the filing of a bankruptcy or receivership proceeding against the Buyer, or upon the appointment of a liquidator for the Buyer, the provisions of this Section 5.7 will not be applicable to the conduct of Seller subsequent thereto.

    It is mutually understood and agreed that if any of the provisions relating to the scope, time or territory in this Section 5.7 are more extensive than is enforceable under applicable law or are broader than necessary to protect the goodwill and legitimate business interests of the Buyer, then the Parties agree that they will reduce the degree and extent of such provisions by whatever minimal amount is necessary to bring such provisions within the ambit of enforceability under applicable law.

    The Parties acknowledge that the remedies at law for breach of Seller's covenants contained in this Section 5.7 are inadequate, and they agree that the Buyer shall be entitled, at its election, to injunctive relief (without the necessity of posting bond against such breach or attempted breach), and to specific performance of said covenants in addition to any other remedies at law or equity that may be available to the Buyer.

    5.8 TERMINATION OF EMPLOYMENT OF SELLER'S EMPLOYEES. Buyer anticipates extending an offer of employment to substantially all of the Employees of the Seller on substantially the same terms and conditions as the Employees currently are employed by Seller. Notwithstanding the foregoing, nothing herein shall imply or guarantee employment of any Employee of Seller by Buyer. If Seller's Employees desire employment with Buyer, they will be interviewed in conjunction with the applicants from other sources and given strong consideration for available positions with Buyer, at the wages, hours, and conditions of employment established by Buyer prior to hiring any Employees. Seller agrees to use its best efforts to make available the Employees to the Buyer that Buyer desires to hire for the purpose of operating the Business. Notwithstanding anything to the contrary contained herein, Buyer agrees that it will offer to employ substantially all of Seller's Employees. Nothing shall prohibit Buyer from terminating any of Seller's Employees subsequent to their employment by Buyer.

    5.9 COOPERATION IN CONNECTION WITH THE IPO. The Seller and the Stockholder will (a) provide the Parent and the Underwriter with all the Information concerning Seller and the Stockholder which is reasonably requested by the Parent and the Underwriter from time to time in connection with effecting the IPO and (b) cooperate with the Parent and the Underwriter and their respective representatives in the preparation and amendment of the Registration Statement (including the Financial Statements) and in responding to the comments of the SEC staff, if any, with respect thereto, to the extent that any of the foregoing concern or reasonably relate to the Seller or the Stockholder. The Seller and the Stockholder agree promptly to (a) advise the Parent if, at any time during the period in which a prospectus relating to the IPO is required to be delivered under the Securities Act, any information contained in the then current Registration Statement prospectus concerning the Seller or the Stockholder becomes incorrect or incomplete in any material respect and (b) provide the Parent with the information needed to correct or complete that information.

    5.10 ADDITIONAL FINANCIAL STATEMENTS. Seller shall promptly furnish to Buyer a copy of all Financial Statements for each additional month-end period beyond the Balance Sheet Date as soon as same is regularly prepared by Seller in the Ordinary Course of Business. All such additional Financial Statements shall be subject to the same representations and warranties as contained in Section
3.23 of this Agreement. The Parties acknowledge and agree that Buyer shall be permitted to conduct at its sole cost and expense an audit of Seller for the fiscal years ended 1994, 1995 and 1996 and 1997 (or any portion thereof) in connection with the IPO. Buyer shall pay Seller's reasonable costs incurred in preparing such monthly financial statements.

    5.11 SUPPLEMENTAL INFORMATION. The Seller and the Stockholder agree that, with respect to the representations and warranties of that party contained in this Agreement, that party will have the continuing obligation through the IPO Closing to provide the Parent promptly with such additional supplemental Information (collectively, the "Supplemental Information"), in the form of (a) amendments to then existing Schedules or (b) additional Schedules, as would be necessary, in the light of the circumstances, conditions, events and states of facts then known to the Seller or such Stockholder, to make each of those representations and warranties true and correct as of the Closing and on the IPO Closing Date. For purposes only of determining whether the conditions to the obligations of the Parent and Buyer which are specified in Section 6.3 have been satisfied, the Schedules as of the Closing and on the IPO Closing Date shall be deemed to be the Schedules and the Investor Representation Letter as of the date hereof as amended or supplemented by the Supplemental Information provided to the Parent prior to the Effective Date pursuant to this Section 5.11; provided, however, that (a) if the Supplemental Information so provided discloses the existence of circumstances, conditions, events or states of facts which, in any combination thereof, have had a Material Adverse Effect or, (b) based upon the advice of the Underwriter the Parent has determined that subsequent events that were revealed through RSA's submission of Supplemental Information pursuant to this Section 5.11 (which shall be conclusive for purposes of this Section 5.11 and 8.3(a)(iv), but not for any purpose of Article VII), are having or will have a Material Adverse Effect, the Parent will be entitled to terminate this Agreement pursuant to Section 8.3(a)(iv); and provided, further, that if the Parent is entitled to terminate this Agreement pursuant to Section 8.3(a)(iv), but elects not to do so, it will be entitled to treat as Buyer Indemnified Losses (which treatment will not prejudice the right of the Seller or the Stockholder to contest Damage claims made by the Parent in respect of those Buyer Indemnified Losses) all Damages to the Business which are attributable to the circumstances, conditions, events and state of facts first disclosed herein after the date hereof in the Supplemental Information. The Parent will provide the Seller and the Stockholder with copies of the Registration Statement, including all pre-effective amendments thereto, promptly after the filing thereof with the SEC under the Securities Act.

    5.12 INSURANCE. Seller shall assist, and shall cause its Affiliates to assist, Buyer in transferring to Buyer any insurance applicable to the Assets or the Leased Assets which Buyer elects to maintain in effect.

    5.13 CONFIDENTIALITY. Seller will not, and will not permit any of its Affiliates to, disclose any information of a confidential or proprietary nature concerning the Assets or the Business to any third parties, and in no event shall Seller use, or allow any of its Affiliates to use, such confidential or proprietary information for its or his own benefit or to the detriment of Buyer or the Business. No public or private announcement shall be made of the transactions contemplated herein, nor the terms hereof, by Seller or any of its Affiliates, without the prior written approval of Buyer as to timing, form and content.

                                  ARTICLE VI
                                  THE CLOSING


    6.1 PRICING. At or prior to Pricing, the Parties shall take all actions necessary to (a) complete the Acquisition (including the execution and delivery of this Agreement and the Ancillary Agreements which shall be placed in escrow under the control of the Parent for release to the Parties on the IPO Date), and
(b) effect the delivery of the Parent Shares referred to in Section 2.3 hereof, provided however, that such actions shall not include the actual completion of the Acquisition or the delivery of the Common Stock and funds referred to in
Section 2.3 hereof, each of which actions shall only be taken upon the IPO Closing Date as herein provided. For purposes of this Article VI, the term "Pricing" shall mean the date of determination by Parent and the Underwriter of the public offering price of the Parent Shares in the IPO; the Parties contemplate that the Pricing shall take place on the Closing Date. The escrow agreement relating to this Agreement and the Ancillary Agreements shall provide that in the event that there is no IPO Closing Date, and this Agreement terminates as provided in Section 8.3(b)(ii), the Agreement and the Ancillary Agreements shall not be delivered to the Parties. The taking of the actions described in clauses (a) and (b) above (the "Closing") shall take place on the closing date (the "Closing Date") at the offices of Boyer, Ewing & Harris Incorporated, 9 Greenway Plaza, Suite 3100, Houston, Texas 77046. On the IPO Closing Date, all transactions contemplated by this Agreement, including the delivery of the Parent Shares, the wire transfer of the cash portion of the Purchase Price which Seller is entitled to receive pursuant to Section 2.3 hereof, and the closing of the IPO shall occur and be completed. Except as otherwise provided in Section 8.3 hereof, during the period from the Closing Date to the IPO Closing Date, this Agreement may only be terminated by the Parties if the Underwriting Agreement is terminated pursuant to the terms thereof.

    6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of the Seller with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions other than the conditions set forth in this Section 6.2(i) and (viii) that cannot be satisfied prior to the IPO Closing Date. The obligations of the Seller with respect to actions to be taken on the IPO Closing Date are subject to the satisfaction or waiver on or prior to the IPO Closing Date of the conditions set forth in this Section 6.2(i) and (viii). As of (a) the Closing Date if any such conditions have not been satisfied other than the conditions set forth in this Section 6.2(i) and (viii) that cannot be satisfied prior to the IPO Closing Date or (b) the IPO Closing Date, if any such conditions have not been satisfied, the Seller shall have the right to terminate this Agreement, or in the alternative, waive any condition not so satisfied.
Any act or
action of the Seller in consummating the Closing on the Closing Date to the extent set forth in the first sentence of Section 6.1 shall constitute a waiver of any conditions not so satisfied other than the conditions set forth in this
Section 6.2(i) and (viii) that cannot be satisfied prior to the IPO Closing Date. However, no such waiver shall be deemed to affect the survival of the representations and warranties of Parent and Buyer contained in Article IV hereof.

          (i) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of the Parent and the Buyer contained in
    Article IV shall be true and correct in all Material respects as of the Closing Date and the IPO Closing Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by the Parent and the Buyer on or before the Closing Date and the IPO Closing Date shall have been duly complied with and performed in all Material respects; and certificates to the foregoing effect dated the Closing Date and the IPO Closing Date, respectively, and signed by each of the Parent and the Buyer shall have been delivered to the Seller.

          (ii) NO LITIGATION. No action or proceeding before a Governmental Authority shall have been instituted or threatened to restrain or prohibit the Acquisition or the IPO and no Governmental Authority shall have taken any other action or made any request of the Parent or the Buyer as a result of which the management of the Seller deems it inadvisable to proceed with the transactions hereunder.

          (iii) OPINION OF COUNSEL. The Seller shall have received an opinion from counsel for the Parent dated the Closing Date, in the form attached as Exhibit G-1 hereto.

          (iv) REGISTRATION STATEMENT. The Registration Statement, as amended to cover the offering, issuance and sale by Parent of such number of Parent Shares at the IPO Price (which need not be set forth in the Registration Statement when it becomes effective under the Securities Act) as shall yield aggregate cash proceeds to the Parent from that sale (net of Underwriter's discount or commissions) in at least the amount (the "Minimum Cash Amount") that is sufficient, when added to the funds, if any, available from other sources (if any, and as set forth in the Registration Statement when it becomes effective under the Securities Act)(the "Other Financing Sources"), to enable the Parent to pay or otherwise deliver on the IPO Closing Date (i) the total cash portion of the Purchase Price then to be delivered pursuant to Article II; (ii) the total cash portion of the acquisition consideration then to be delivered pursuant to the Other Agreements as a result of the consummation of the acquisition transactions contemplated thereby, and (iii) the total amount of indebtedness of the Seller, each Other Acquired Business and the Parent which the Registration Statement discloses at the time it becomes effective under the Securities Act will be repaid with proceeds received by the Parent from the IPO and Other Financing Sources shall have been declared effective by the SEC.

          (v) CONSENTS AND APPROVALS. All necessary consents of and filings with any Governmental Authority relating to the consummation of the transactions contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Acquisition.

          (vi) GOOD STANDING CERTIFICATES. Parent and the Buyer each shall have delivered to the Seller certificates, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Texas and New York Secretaries of State, respectively, and in each state in which the Parent and Buyer is authorized to do business, showing that each of the Parent and the Buyer is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the Parent and the Buyer, respectively, for all periods prior to the Closing have been filed and paid.

          (vii) NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to the Parent or the Buyer which would constitute a Material Adverse Effect.

          (viii) CLOSING OF IPO. The closing of the sale of the Parent Shares to the Underwriters in the IPO shall have occurred simultaneously with the IPO Closing Date hereunder.

          (ix) SECRETARY'S CERTIFICATE. The Seller shall have received a certificate or certificates, dated the Closing Date and signed by the secretary of each of the Parent and the Buyer, certifying the truth and correctness of attached copies of the Parent's and the Buyer's respective resolutions of their boards of directors and, if required, the stockholders of the Parent and the Buyer approving the Parent's and the Buyer's entering into this Agreement and the consummation of the transactions contemplated hereby.

          (x) GOLDSTEIN EMPLOYMENT AGREEMENT. The Buyer shall have entered into an employment agreement with Goldstein in the form attached as Exhibit A ("Goldstein Employment Agreement").

          (xi) REGISTRATION RIGHTS AGREEMENT. Parent shall have entered into the Registration Rights Agreement with the Seller in the form attached as Exhibit B ("Registration Rights Agreement").

          (xii) AUDITED FINANCIALS. Parent shall have delivered to Seller a certified copy of the audited reports, including a signed and certified opinion letter, prepared by Coopers & Lybrand, L.L.P. for the calendar years 1995, 1996 and for the twelve months ended June 30, 1997 of the operations of Seller's Business.

    6.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARENT AND THE BUYER. The obligations of the Parent and the Buyer with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions other than the conditions set forth in this Section 6.3(i) and (viii) that cannot be satisfied prior to the IPO Closing Date. The obligations of Parent and Buyer with respect to actions to be taken on the IPO Closing Date are subject to the satisfaction or waiver on or prior to the IPO Closing Date of all of the following conditions. As of (a) the Closing Date if any such conditions other than the conditions set forth in this Section 6.3(i) and (viii) that cannot be satisfied prior to the IPO Closing Date have not been satisfied or (b) as of the IPO Closing Date, if any such conditions have not been satisfied, Parent and Buyer shall have the right to terminate this Agreement, or waive any such condition, but no such waiver shall be deemed to affect the survival of the representations and warranties contained in Article III hereof.

          (i) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATION. All the representations and warranties of the Seller and the Stockholder contained in this Agreement shall be true and correct in all Material respects as of the Closing Date and the IPO Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Seller or the Stockholder on or before the Closing Date or the IPO Closing Date, as the case may be, shall have been duly performed or complied with in all Material respects; and the Seller and the Stockholder shall have delivered to the Buyer certificates dated the Closing Date and the IPO Closing Date, respectively, and signed by them to such effect.

          (ii) NO LITIGATION. No action or proceeding before a Governmental Authority shall have been instituted or threatened to restrain or prohibit the Acquisition or the IPO and no Governmental Authority shall have taken any other action or made any request of Parent as a result of which the management of Parent deems it inadvisable to proceed with the transactions hereunder.

          (iii) OPINION OF COUNSEL. Parent shall have received an opinion from Counsel to the Seller, dated the Closing Date, substantially in the form attached as Exhibit G-2 hereto.

          (iv) REGISTRATION STATEMENT. The Registration Statement, as amended to cover the offering, issuance and sale by Parent of such number of Parent Shares at the IPO Price as shall yield aggregate cash proceeds to the Parent from that sale (net of Underwriter's discount or commissions) in at least the Minimum Cash Amount shall have been declared effective by the SEC.

          (v) CONSENTS AND APPROVALS. All necessary consents of and filings with any Governmental Authority relating to the consummation of the transactions contemplated herein shall have been obtained and made; all consents and approvals of third parties shall have been obtained; and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Acquisition.

          (vi) GOOD STANDING CERTIFICATES. Subject to Section 2.6, Seller shall have delivered to the Buyer certificates, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Pennsylvania Secretary of State showing that the Seller is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the Seller for all periods prior to the Closing have been filed and paid.

          (vii) NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to the Seller which would constitute a Material Adverse Effect, and the Seller shall not have suffered any Material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage Materially affects or impairs the ability of the Seller to conduct its business.

          (viii) CLOSING OF IPO. The closing of the sale of the Parent Shares to the Underwriter of the IPO shall have occurred simultaneously with the IPO Closing Date hereunder.

          (ix) CERTIFICATE. The Buyer shall have received a certificate or certificates, dated the Closing Date and signed by the President and Secretary of the Seller, certifying the truth and correctness of attached copies of the Seller's articles of incorporation, bylaws and resolutions authorizing the consummation of the transactions contemplated hereby.

          (x) GOLDSTEIN EMPLOYMENT AGREEMENT. Goldstein shall have entered into the Goldstein Employment Agreement.

          (xi) REGISTRATION RIGHTS AGREEMENT. Seller shall have entered into the Registration Rights Agreement.

          (xii) BILL OF SALE. Seller shall have delivered to the Buyer instruments of assignment and transfer or bills of sale signed by the Seller as the Buyer reasonably requests, including the Bill of Sale attached as Exhibit C ("Bill of Sale").

          (xiii) INVESTOR REPRESENTATION LETTER. Seller and each of the Stockholders shall have delivered to the Parent at or prior to the signing of the Registration Statement an Investor Representation Letter in the form attached as Exhibit D, with respect to the acquisition of the Parent Shares to be issued to Seller.

          (xiv) STOCK PLEDGE AGREEMENT. Seller shall have delivered to Buyer a Stock Pledge Agreement in the form attached as Exhibit E ("Stock Pledge Agreement") as well as the Parent Shares issuable to the Seller at the Closing (complete with stock powers executed in blank).

          (xv) GUARANTEE. Goldstein, individually, shall have delivered to Buyer a Guaranty of Performance in the form of Exhibit F.

          (xvi) SATISFACTION. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to the Parent.

    6.4 FURTHER ASSURANCES. At and after the Closing, each of the Parties shall take all appropriate action and execute all documents of any kind which may be reasonably necessary or desirable to carry out the transactions contemplated hereby. The Seller, at any time at or after the

Closing, will execute, acknowledge and deliver any further bills of sale, assignments and other assurances, documents and instruments of transfer, reasonably requested by the Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by the Buyer, for the purpose of assigning and confirming to the Buyer, all of the Assets. The Buyer shall notify the Seller promptly, and in no event more than ten (10) business days after the Buyer's receipt, of any tax inquiries or notifications thereof which relate to any period prior to the Effective Date, and the Seller shall prepare and deliver responses to such inquiries as the Seller deems necessary or appropriate. In addition, the Seller shall make available the Books and Records of the Business during reasonable business hours and take such other actions as are reasonably requested by the Buyer to assist the Buyer in the operation of the Business.

    6.5 CONFIDENTIAL INFORMATION. After the Closing and except as otherwise specifically permitted in this Agreement or reasonably required by the Parent to conduct its business and pursue the IPO, each Party to this Agreement agrees, on behalf of itself and ifs Affiliates, to use reasonably efforts not to divulge, communicate, use to the detriment of any other Party to this Agreement or its Affiliates or for the benefit of any other person or persons, any confidential information or trade secrets of such other Party with respect to the Assets or the Business, including personnel information, secret processes, know-how, customer lists, formulae, or other technical data; provided, if any Party to this Agreement or any of its Affiliates is compelled to disclose such information to any tribunal, regulatory or governmental authority or agency or else stand liable for contempt or suffer other censure and penalty, such Party may so disclose such information without any liability hereunder.

    6.6 ASSIGNMENT OF CONTRACTS. On or before the Effective Date, Seller shall have delivered to Buyer all of the Contracts presently in force and shall have effected a valid assignment of all of Seller's rights and obligations thereunder.

                                  ARTICLE VII
                                INDEMNIFICATION


    7.1   INDEMNIFICATION.

          A. BY THE SELLER AND THE STOCKHOLDER. Subject to Section 7.1(E) hereof, the Seller and the Stockholder, individually, jointly and severally, (collectively herein "Seller Indemnitors") shall indemnify, save, defend and hold harmless the Parent and Buyer and their respective shareholders, directors, officers, partners, agents and employees (collectively, the "Buyer Indemnified Parties") from and against any and all costs, lawsuits, losses, liabilities, deficiencies, claims and expenses, including interest, penalties, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to herein as "Damages"), (i) incurred in connection with or arising out of or resulting from or incident to any breach of any covenant, breach of warranty as of the Effective Date, or the inaccuracy of any representation as of the Effective Date, made by the Seller in or pursuant to this Agreement or the Ancillary Agreements, or any other agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Seller or the Stockholder under this Agreement, (ii) based upon, arising out of, or otherwise in respect of any liability or obligation of the

Business or relating to the Assets (a) relating to any period prior to the Effective Date, other than those Damages based upon or arising out of the Assumed Liabilities, or (b) arising out of facts or circumstances existing prior to the Effective Date, other than those Damages based upon or arising out of the Assumed Liabilities; provided however, that the Seller Indemnitors shall not be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by any Buyer Indemnified Parties, and (iii) any liability under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a Material fact relating to the Seller or the Stockholder, and provided to Parent or its counsel by the Seller or the Stockholder, contained in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a Material fact relating to the Seller or the Stockholder required to be stated therein or necessary to make the statements therein not misleading, provided however, that such indemnity shall not inure to the benefit of Parent and Buyer to the extent such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and Seller or the Stockholder provided, in writing, corrected information to Parent and Parent's counsel for inclusion in the Final Prospectus, and such information was not included or properly delivered.


          B. BY THE BUYER. Subject to Section 7.1(E) hereof, the Parent and Buyer shall indemnify, save, defend and hold harmless the Seller and the Stockholder (collectively, the "Seller Indemnified Parties") from and against any and all Damages (i) incurred in connection with or arising out of or resulting from or incident to any breach of any covenant, breach of warranty as of the Effective Date, or the inaccuracy of any representation as of the Effective Date, made by the Buyer or Parent in or pursuant to this Agreement, the Ancillary Agreements, or any other agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Buyer under this Agreement, (ii) based upon, arising out of or otherwise in respect of any liability or obligation of the Business or relating to the Assets (a) relating to any period on and after the Effective Date, other than those Damages based upon or arising out of the Retained Liabilities, or (b) arising out of facts or circumstances existing on and after the Effective Date, other than those Damages based upon or arising out of the Retained Liabilities; provided, however, that the Buyer shall not be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by any Seller Indemnified Party, (iii) under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a Material fact relating to Parent, Buyer or any Other Acquired Business contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission (or alleged omission) to state therein a Material fact relating to Parent or Buyer or any of the Other Acquired Businesses required to be stated therein or necessary to make the statements therein not misleading.

          C. DEFENSE OF CLAIMS. If any lawsuit or enforcement action is filed against any Party entitled to the benefit of indemnity hereunder, written notice thereof describing such lawsuit or enforcement action in reasonable detail and indicating the amount (estimated, if necessary) or good faith estimate of the reasonably foreseeable estimated amount of Damages (which estimate shall in no way limit the amount of indemnification the indemnified Party is entitled to receive hereunder), shall be given to the indemnifying Party as promptly as practicable (and in any event within ten (10) days, after the service of the citation or summons) ("Notice of Action"); provided that the failure of any indemnified Party to give timely notice and an estimated amount of Damages shall not affect its rights to indemnification hereunder to the extent that the indemnified Party demonstrates to the indemnifying Party that the amount of Damages the indemnified Party is entitled to recover has not increased by its failure to so notify the indemnifying Party within ten (10) days and so long as the indemnifying Party is not materially prejudiced by the failure to receive such notice. The indemnifying Party may elect to compromise or defend any such asserted liability and to assume all obligations contained in this Section 7.1 to indemnify the indemnified Party by a delivery of notice of such election ("Notice of Election") within ten (10) days after delivery of the Notice of Action. Upon delivery of the Notice of Election, the indemnifying Party shall be entitled to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying Party's sole cost, risk and expense, and the indemnified Party shall cooperate in all reasonable respects, at the indemnifying Party's sole cost, risk and expense (except with respect to the fees and expenses of the indemnified Party's attorney, which shall be borne by the indemnified Party) with the indemnifying Party and such attorneys in the investigation, trial, and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified Party may, at its own cost, risk and expense, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the Notice of Election is delivered to the indemnified Party, the indemnified Party shall not pay, settle or compromise such claim without the indemnifying Party's consent, which consent shall not be unreasonably withheld. If the indemnifying Party elects not to defend the claim of the indemnified Party or does not deliver to the indemnified Party a Notice of Election within ten (10) days after delivery of the Notice of Action, the indemnified Party may, but shall not be obligated to, defend, compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk, of the indemnifying Party.

          D. THIRD PARTY CLAIMS. The provisions of this Section 7.1 are not limited to matters asserted by the Parties, but cover Damages incurred in connection with third party claims. The indemnity hereunder is in addition to any and all rights and remedies of the Parties in connection herewith.

          E. LIMITATION ON INDEMNIFICATION. Notwithstanding the other provisions of this Section 7.1, Seller Indemnitors shall not be liable to Buyer Indemnified Parties, and Parent and Buyer shall not be liable to Seller Indemnified Parties, for the first $25,000 in aggregate Damages suffered by such indemnified Parties; provided, however, that once any such indemnified Parties have suffered Damages aggregating in excess of $25,000, the indemnifying Party shall reimburse the indemnified Parties for the full amount of such Damages, including the $25,000 in Damages initially excluded. In no event shall the aggregate Damages payable by an indemnifying Party to indemnified Parties exceed the Purchase Price.

    7.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations, warranties, covenants and agreements of the Parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the Parties until the Expiration Date.

                                 ARTICLE VIII
                           TERMINATION AND REMEDIES


    8.1 SPECIFIC PERFORMANCE; REMEDIES. Each of the Parties hereby agrees that the transactions contemplated by this Agreement are unique, and that each Party shall have, in addition to any other legal or equitable remedy available to it, the right to enforce this Agreement by decree of specific performance.
If any legal action or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other remedies to which it, he or they may be entitled at law or equity. The rights and remedies granted herein are cumulative and not exclusive of any other right or remedy granted herein or provided by law.

    8.2 OFFSET; REMEDIES. To the extent not otherwise prohibited by applicable law, all amounts due and owing by the Buyer to the Seller or the Stockholder under this Agreement, the Ancillary Agreements, or any other document, instrument, or agreement executed in connection herewith shall be subject to offset by the Buyer to the extent of any Damages incurred by any breach by the Seller or the Stockholder, under this Agreement or any Ancillary Agreement, or any document, instrument, or agreement executed in connection herewith. In the event Buyer elects to offset any Damages incurred as a result of any such breach, Buyer shall furnish Seller or the Stockholder, as appropriate, notice containing detailed information about the breach, the magnitude of the damages that Buyer has or reasonably expects to incur, and whether the offset is against the Parent Shares pledged under the Stock Pledge Agreement or otherwise (the act of offsetting by Buyer shall be referred to as an "Offset"). The Seller and the Stockholder acknowledge and agree that but for the right of Offset contained in this Agreement, the Buyer would not have entered into this Agreement or any of the transactions contemplated herein. If any legal action or other proceeding is brought for the enforcement of this Agreement, any Ancillary Agreement, or any document, instrument, or agreement executed in connection herewith, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, or any Ancillary Agreement, or any document, instrument, or agreement executed in connection herewith, the successful or prevailing Party or Parties shall be entitled to recover other remedies to which it or they may be entitled at law or equity. The rights and remedies granted herein are cumulative and not exclusive of any other right or remedy granted herein or provided by law. Buyer shall not effect an Offset hereunder without giving Seller or a Stockholder, as appropriate, at least ten (10) days advance written notice of its intent to do so.

    8.3 TERMINATION. Termination of This Agreement. (a) This Agreement may be terminated at any time prior to the Closing solely:

          (i)   by the mutual written consent of the Parent and the Seller;

          (ii) by the Seller, on the one hand, or by the Parent, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by January 15, 1998, (subject to the terms of the Side Letter) unless the failure of such transactions to be consummated results from the willful failure of the Party seeking to terminate this Agreement to perform or materially adhere to any agreement required hereby to be performed or adhered to by it prior to or at the Closing or thereafter on the IPO Closing Date;

          (iii) by the Seller, on the one hand, or by the Parent, on the other hand, if a Material breach or default shall be made by the other Party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein; or

          (iv)  by the Parent if it is entitled to do so as provided in
    Section 5.11.

          (b)   this Agreement may be terminated after the Closing solely:

          (i) by the Parent or the Seller if the Underwriting Agreement is terminated pursuant to its terms after the Closing and prior to the consummation of the IPO; or

          (ii) automatically and without action on the part of any party hereto if the IPO is not consummated within ten (10) New York City business days after the date of the Closing.

    8.4 LIABILITIES IN EVENT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.3, there shall be no liability or obligation on the part of any Party hereto except to the extent that such liability is based on the breach by that Party of any of its representations, warranties or covenants set forth in this Agreement.

                                  ARTICLE IX
                  COVENANTS OF BUYER AND SELLER AFTER CLOSING


    9.1.  PREPARATION AND FILING OF TAX RETURNS.

          (i) The Seller shall file or cause to be filed all federal income tax returns of the Seller for all taxable periods that end on or before the IPO Closing Date, and shall permit the Parent to review all such tax returns prior to such filings.

          (ii) Parent shall file or cause to be filed all separate tax returns of, or that include, any Other Acquired Business for all taxable periods ending after the IPO Closing Date.

          (iii) Each Party shall, and shall cause its Subsidiaries and Affiliates to, provide to each of the other Parties hereto such cooperation and information as any of them reasonably may request in filing any tax return, amended tax return or claim for refund, determining a liability for taxes or a right to refund of taxes or in conducting any audit or other proceeding in respect of taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant tax returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by taxing authorities and relevant records concerning the ownership and tax basis of property, which such Party may possess. Each Party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each Party required to file tax returns pursuant to this Agreement shall bear all costs of filing such tax returns.

    9.2 RESTRICTIVE LEGEND. The Seller consents to the imprinting on all certificates representing Parent Shares issued to it as part of the Purchase Price of the following legend:

    THE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, NOR THE SECURITIES LAWS OF ANY STATE. SUCH SHARES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME, EXCEPT UPON (1) SUCH REGISTRATION, OR (2) DELIVERY TO THE ISSUER OF SUCH SHARES OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER, OR (3) THE SUBMISSION TO THE ISSUER OF SUCH SHARES OF OTHER EVIDENCE, REASONABLY ACCEPTABLE TO THE ISSUER, TO THE EFFECT THAT ANY SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER WILL NOT BE IN VIOLATION OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR OTHER APPLICABLE SECURITIES LAWS OF ANY STATE, OR ANY RULES OR REGULATIONS
    PROMULGATED THEREUNDER.

    9.3 PLEDGE OF PARENT SHARES. Seller shall deliver all Parent Shares acquired from the Buyer as part of the Purchase Price to Buyer to be held pursuant to the terms of the Stock Pledge Agreement.

    9.4 DELIVERY OF TAX CERTIFICATE. Within one year from the Closing Date, Seller shall deliver such tax certificate to Buyer as required by Section 2.8 of this Agreement.

    9.5 SIDE LETTER The Side Letter, by and between Parent and Goldstein, dated September 15, 1997 and attached hereto as Exhibit H, is incorporated herein and made a part of this Agreement for all purposes (the "Side Letter").


                                   ARTICLE X
                                 MISCELLANEOUS


    10.1 FEES. Except as expressly set forth herein to the contrary, each Party shall be responsible for all costs, fees and expenses (including attorney and accountant fees and expenses) paid or incurred by such Party in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, or otherwise in connection with the transaction contemplated hereby.

    10.2 MODIFICATION OF AGREEMENT. This Agreement may be amended or modified only in writing signed by all of the Parties.

    10.3 NOTICES. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally or telefaxed with receipt of transmission confirmed during regular business hours during a business day to the appropriate location described below, or three (3) business days after posting thereof by United States first-class, registered or certified mail, return receipt requested, with postage and fees prepaid and addressed as follows:

          IF TO SELLER OR   Lee Goldstein
          STOCKHOLDER:      Reporting Services Associates
                            225 South 15th Street, 22nd Floor
                            Philadelphia, PA 19102


          With a copy to:   Benjamin S. Ohrenstein
                            Attorney at Law
                            354 W. Lancaster Avenue
                            Haverford, Pennsylvania 19041

          IF TO BUYER
          OR PARENT:        Litigation Resources of America-Northeast, Inc.
                            Litigation Resources of America, Inc.
                            650 First City Tower, 1001 Fannin
                            Houston, Texas 77002
                            Phone:  713/653-7100
                            Fax:   713/653-7172

          With a copy to:   John R. Boyer, Jr.
                            Boyer, Ewing & Harris Incorporated
                            Nine Greenway Plaza, Suite 3100
                            Houston, Texas 77046
                            Phone: 713/871-2025
                            Fax: (713) 871-2024

Any addressee at any time by furnishing notice to the other addressees in the manner described above may designate additional or different addresses for subsequent notices or communications.

    10.4 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not invalidate or affect the enforceability of any other provision of this Agreement.

    10.5 ENTIRE AGREEMENT; BINDING EFFECT. This Agreement and the Ancillary Agreements set forth the entire agreement among the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

    10.6 WAIVER. No delay in the exercise of any right under this Agreement shall waive such rights. Any waiver, to be enforceable, must be in writing.

    10.7 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

    10.8 ASSIGNMENT. Neither Seller, nor Parent or Buyer may assign this Agreement or any interest therein; provided that Seller may assign its rights hereunder to Lee Goldstein, individually, and Parent and Buyer may assign their rights hereunder to an Affiliate.

    10.9 HEADINGS. Headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

    10.10 SCHEDULES AND EXHIBITS. All Schedules and Exhibits attached to this Agreement or to be delivered by the Seller, upon review and approval by the Buyer, are and shall be hereby incorporated in and made a part of this Agreement. All Schedules to this Agreement must be delivered no later than four
(4) days prior to Closing, in order to provide the Buyer ample time to review and evaluate the items described therein and disclosed thereby. Although the Schedules remain subject to the review and approval of the Buyer, no such review or approval shall constitute a waiver by the Buyer of any breach or default caused by the inaccuracy or incompleteness of any Schedule, the accuracy and completeness of the Schedules being the sole responsibility of the Seller.

    10.11 RIGHTS AND LIABILITIES OF PARTIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties, the Buyer Indemnified Parties and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any Party to this Agreement.

    10.12 SURVIVAL. Subject to Section 7.2, this Agreement, including but not limited to all covenants, warranties, representations and indemnities contained herein, shall survive the Closing, and the Bill of Sale and all other documents, instruments or agreements relating to the Assets and the transactions contemplated herein shall not be deemed merged therein.

    10.13 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

    10.14 ARBITRATION AND LIMITATION ON CLAIMS. Any controversy, dispute or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, including, without limitation, the validity, scope and enforceability of this Section which cannot first be settled through ordinary negotiation between the Parties shall be submitted in good faith to mediation by and in accordance with the Commercial Mediation Rules of the American Arbitration Association or any successor organization. In the event that mediation of such controversy, dispute or claim cannot be settled through the mediation proceeding, the Parties agree that the controversy, dispute or claim shall be submitted to binding and final arbitration conducted in Houston, Harris County, Texas by and in accordance with the then existing Rules for Commercial Arbitration of the American Arbitration Association or any successor organization. Any such arbitration shall be to a three member panel selected through the rules governing selection and appointment of such panels of the American Arbitration Association or any successor organization. The award rendered by the arbitrators may be confirmed, entered and enforced as a judgment in any court of competent jurisdiction; however, the Parties otherwise waive any rights to appeal the award except with regard to fraud by the panel. Any such action must be brought within two years of the date the cause of action accrues. The arbitrators shall award the Party which substantially prevails in any arbitration proceeding recovery of that Party's attorneys' fees, the arbitrators' fees and all costs in connection with the arbitration from the Party who does not substantially prevail. The Parties' remedies are limited solely to the specific remedies provided in this agreement or in the other. The parties waive any entitlement to punitive damages, consequential damages and lost profits and will limit any damage claim to actual economic damages incurred. Nothing in this Section 10.14 shall restrict any Parties' ability to seek injunctive or other equitable relief in any court of competent jurisdiction prior to initiating mediation or arbitration. In the event that such injunctive or equitable relief is sought by any Party, such Party is specifically entitled to enforce the appropriate provisions of the Agreement in obtaining such relief in any court of competent jurisdiction and, thereafter, submit the remaining controversy, dispute or claim to arbitration in accordance with this Section 10.14.

    10.15 DRAFTING. All Parties hereto acknowledge that each Party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

    10.16 BLUE SKY LAWS.


          (a) Section 203(d) and 207(m)(2) of the Pennsylvania Securities Act of 1972, as amended (the "Act") requires that each person who accepts an offer to purchase securities exempted from registration directly from an issuer, shall receive written notice of such person's right to withdraw his acceptance, without incurring any liability to the seller, the underwriter or any other person, within two business days from the date of receipt by the issuer of such person's written binding contract of purchase.

          (b) By execution of this Agreement, Seller acknowledges that (i) it has received written notice of its rights under Sections 203 and 207 of the Act, and (ii) that Seller's right of withdrawal shall continue until the close of business on the second business day following the execution date of this Agreement.

          IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement in multiple counterparts effective as of the date first written above.



                                       BUYER:

                                       LITIGATION RESOURCES OF
                                       AMERICA-NORTHEAST, INC.,
                                       a New York corporation

                                       By: /s/ Richard O. Looney
                                           ------------------------------------
                                           Richard O. Looney,
                                           Chairman and Chief Executive Officer


                                       PARENT:

                                       LITIGATION RESOURCES OF AMERICA, INC.,
                                       a Texas corporation

                                       By: /s/ Richard O. Looney
                                           ------------------------------------
                                           Richard O. Looney,
                                           Chairman and Chief Executive Officer


                                       SELLER:

                                       REPORTING SERVICES ASSOCIATES, INC.
                                       a Pennsylvania corporation

                                       By: /s/ Lee Goldstein
                                           ------------------------------------
                                           Lee Goldstein, President


                                       STOCKHOLDER



                                       /s/ Lee Goldstein
                                       ----------------------------------------
                                       Lee Goldstein, Individually

Schedules
---------
2.1(a)      -     Equipment
2.1(b)      -     Contracts
2.1(c)      -     Books and Records
2.1(e)      -     Intellectual Property
2.1(g)      -     General Intangibles
2.2         -     Excluded Assets
2.7         -     Allocation of Purchase Price
3.3(a)      -     Consents and Approvals
3.3(b)      -     Breaches or Defaults
3.5         -     Exceptions to Title
3.6         -     Leased Assets
3.13        -     Insurance Policies
3.14        -     Banking
3.16(a)     -     Employees
3.16(b)     -     Independent Contractors
3.17        -     Employee Benefit Plans
3.18        -     Employment Agreement
3.19        -     Liabilities
3.20        -     Litigation
3.24        -     Certain Changes or Events
3.25        -     Customers

Exhibits
--------
A           -    Goldstein Employment Agreement
B           -    Registration Rights Agreement
C           -    Bill of Sale
D           -    Investor Representation Letter
E           -    Stock Pledge Agreement
F           -    Guaranty
G-1         -    Legal Opinion
G-2         -    Legal Opinion
H           -    Side Letter

                              EMPLOYMENT AGREEMENT

  THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated effective the ____ day of October, 1997 (the "Effective Date"), is entered into by and between LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC., a New York corporation (hereinafter called the "Company," which term includes any directly or indirectly controlled subsidiaries or successor entities), and Lee Goldstein, an individual residing in the State of Florida (the "Employee"). The Company may sometimes hereinafter be referred to as "Employer." The Employer and Employee may sometimes hereinafter be referred to singularly as a "Party" or collectively as the "Parties." All capitalized terms not otherwise defined herein shall have the same meaning as contained in that certain Agreement of Purchase and Sale of Assets executed as of September 24, 1997 (the "Purchase Agreement"), by and among the Company, Reporting Services Associates, Inc. a Pennsylvania corporation ("Seller"), the Employee, individually, and Litigation Resources of America, Inc., a Texas corporation (the "Parent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

  WHEREAS, Employee has been and employee and the Owner of the Seller and its business known as Reporting Services Associates, Inc. (the "RSA Business"), and his knowledge of the affairs of the RSA Business, particularly its court reporting business in Philadelphia, Pennsylvania, are of great value to the Company; and

  WHEREAS, pursuant to the terms of the Purchase Agreement the Company has purchased from the Seller, and the Seller has sold to the Company, all or substantially all of the Assets of the Seller, which required the approval of at least a majority of the shareholders of the Seller; and

  WHEREAS, part of the consideration given to the Seller and the Employee under the Purchase Agreement included an agreement by the Company to enter into this Agreement; and

  WHEREAS, the Parties would not have entered into the Purchase Agreement without the execution of this Agreement.

  NOW THEREFORE, for and in consideration of the mutual covenants, promises and undertakings herein contained and other consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereby undertake and agree as follows:

  1. Employment Term. The Employer hereby employs the Employee commencing on the Effective Date for a term of three (3) years (the "Employment Term"), unless sooner terminated as hereinafter provided. The term of this Agreement may be renewed or extended for one or more successive additional one (1) year terms upon mutual agreement of the Parties at least 90 days prior to the expiration of the initial term or any such renewal term. Unless otherwise provided herein, Sections 12 - 26 of this Agreement shall survive the expiration or termination of this Agreement, for any reason whatsoever. The Employee accepts such employment and agrees to perform the services specified herein, all upon the terms and conditions hereinafter stated.

  2. Duties. The Employee shall serve as the President of the RSA Division of the Company and as Northeast Regional Vice President, and shall report to, and be subject to the general direction and control of the Chief Executive Officer and the Board of Directors of the Company (the "Board"). The Employee shall perform such management and administrative duties, consistent with the Employee's position, as are from time to time reasonably assigned to the Employee by the Chief Executive Officer and the Board including developing local, regional, and national customers for the Company and its Affiliates (defined below). The Employee also agrees to perform, without additional compensation, such other services for the Company, and for any parent, subsidiary or affiliate corporations of the Company and any partnerships in which the Company may from time to time have an interest (herein collectively called "Affiliates"), as the Chief Executive Officer or Board shall from time to time reasonably specify, if such services are of the nature commonly associated with the positions of Division President and of Regional Vice President of a company engaged in activities similar to the activities engaged in by the Company and to perform such other activities as are consistent with the Employee's past responsibilities as an employee of the Seller and the RSA Business; provided, that Employee shall not be required to engage in any business that is not reasonably related to the Business of the Company. For purposes of this Agreement, the "Business of the Company" or, alternatively, "Business" shall be defined as the current business of the Company, including, but not limited to, the marketing and providing of court reporting and litigation support services in the Philadelphia, Pennsylvania area. The term "Company" as used in this Agreement shall be deemed to include and refer to all such Affiliates.

  3. Extent of Service. The Employee shall devote his full business time, attention and energy to the business of the Employer, and shall not be engaged in any other business activity during the term of this Agreement. The foregoing shall not be construed as preventing the Employee from making passive investments in other businesses or enterprises, if (i) such investments will not require services on the part of the Employee which would in any material way impair the performance of his duties under this Agreement, (ii) such other businesses or enterprises are not engaged in any business competitive with the business of the Company, and (iii) the Employee has complied with Sections 12 and 13 of this Agreement with respect to each such passive investment.

          4. Compensation. As payment for the services to be rendered by the Employee hereunder during the initial term, the Employee shall be entitled to receive:

          (a) a salary in the amount of One Hundred Seventy-Five Thousand and No/100 Dollars ($175,000.00)(representing One Hundred Thousand and No/100 Dollars ($100,000.00) for services rendered as a Division President and Seventy-Five Thousand and No/100 Dollars ($75,000.00) for services rendered as a Regional Vice

  President) per year effective as of the date hereof, which shall be payable monthly or in accordance with the payroll policies of the Company in effect from time to time if such policies provide for payment of salary more frequently than monthly, until the termination of this Agreement;

          (b) a monthly car allowance in the amount of Six Hundred and No/100 Dollars ($600.00), which shall be payable in accordance with the payroll policies of the Company;

          (c) a bonus consisting of two components to be calculated in accordance with Schedule A attached hereto, payable within ninety (90) days after the end of each fiscal year of the Company (the "Annual Bonus") including, without limitation, the first fiscal year of the Company; provided however, that any Annual Bonus calculated with respect to a fiscal year during which the Employee was employed for only a part of such year shall be prorated to account for the number of days during such year in which Employee was employed by the Company; and

          (d) a commission payment to be calculated in accordance with Schedule B attached hereto, based upon the revenues generated from National Account (as herein defined) sales originated by the Employee. The amount of commissions payable will be based upon a formula ("Formula") as it exists on the date of the origination of the National Account. A "National Account" is any account established with an insurance or "Fortune 500" company pursuant to which two or more of the Company's offices render services. Until notice of a change in the Formula applicable to the Employee is given to the Employee by the Company, the Formula applicable to the Employee shall be as set forth on Schedule B; and

          (e) In the event that the Employee identifies a business as an acquisition candidate for the Company or any of its subsidiaries, and such acquisition candidate has not been previously brought to the attention of the Company, and the Company or any of its subsidiaries ultimately acquires such business, the Employee shall be entitled to receive, at the closing of such acquisition, a cash payment equal to 10% of the investment banking fee paid to The Gulfstar Group, Inc. or such other investment banking firm by the Company or its subsidiary in connection with such acquisition. In no event shall the Company or any subsidiary be obligated to close any acquisition with regard to any business identified by the Employee as an acquisition candidate, and no fee shall be payable hereunder unless and until such acquisition is completed.

          5. Expenses. During the term of this Agreement, the Employer shall promptly pay or reimburse the Employee for all reasonable out-of-pocket expenses for travel, meals, hotel accommodations and similar items incurred by him in connection with the Business of the Company and approved by the Board or incurred in accordance with the travel and reimbursement policies of the Company as the same shall be in effect from time to time, upon submission by him of an appropriate statement documenting such expenses.

          6. Employee Benefits. During the term of this Agreement, the Employee shall be entitled to participate in all employee benefit plans from time to time made generally available to the executive employees of the Company, including any stock option plan, retirement plan, profit-sharing plan, group life plan, health or accident insurance or other employee benefit plans as the same shall be maintained in effect, as determined by the Board. Until the Company is able to procure its own insurance coverage, the Company agrees to continue the prior insurance previously provided to the Employee by Seller. The Employer will use commercially reasonably efforts to assist Employee in procuring insurance coverage for any preexisting conditions.

          7. Vacation. During the term of this Agreement, the Employee shall be entitled to annual vacation time determined in accordance with the vacation policies of the Company in effect from time to time but not less than four (4) weeks per year, during which time his compensation shall be paid in full. Unused vacation time shall not accrue from year to year, unless otherwise required by law.

          8. Covenants of Employee. For and in consideration of the employment herein contemplated and the consideration paid or promised to be paid by the Company, the Employee does hereby covenant, agree and promise that during the term hereof and thereafter to the extent specifically provided in this
Agreement:

          (a) Except as otherwise specifically permitted by this Agreement, during the term of this Agreement, Employee will not actively engage, directly or indirectly, in any other business other than that of Company, except at the direction or approval of the Company.

          (b) The Employee will use his best reasonable efforts to truthfully and accurately make, maintain and preserve all records and reports that the Company may from time to time request or require.

          (c) The Employee will fully account for all money, records, goods, wares and merchandise or other property belonging to the Company of which the Employee has custody, and will pay over and deliver same promptly whenever and however he may be reasonably directed to do so by the Company.

          (d) The Employee will obey all rules, regulations and special instructions of the Company applicable to him, and will be loyal and faithful to the Company at all times.

          (e) The Employee will make available to the Company any and all of the information of which he has knowledge relating to the business of the Company, and will make all suggestions and recommendations which he feels will be of mutual benefit to the Parties.

          (f) The Employee agrees that upon termination of his employment hereunder he will immediately surrender and turn over to the Company all books, records, forms, specifications, formulae, data, processes, papers and writings related to the Business of the Company and all other property belonging to the Company, together with all copies of the foregoing, it being understood and agreed that the same are the sole property of the Company.

          (g) The Employee agrees that all ideas, concepts, processes, discoveries, devices, machines, tools, materials, designs, improvements, inventions and other things of value relating to the Business of the Company (hereinafter collectively referred to as "intangible rights"), whether patentable or not, which are conceived, made, invented or suggested by him alone or in collaboration with others during the term of his employment, and whether or not during regular working hours, shall be promptly disclosed in writing to the Company and shall be the sole and exclusive property of the Company. The Employee hereby assigns all of his right, title and interest in and to all such intangible rights to the Company, and its successors or assigns. In the event that any of such intangible rights shall be deemed by the Company to be patentable or otherwise registerable under any federal, state or foreign law, the Employee further agrees that, at the expense of the Company, he will execute all documents and do all things reasonably necessary, advisable or proper to obtain patents therefor or registration thereof, and to vest in the Company full title thereto.

          9. Mutual Covenants of the Company and the Employee. For and in consideration of the employment herein contemplated and the compensation, covenants, conditions and promises herein recited, the Company and the Employee do hereby mutually agree that during the term hereof:

          (a) The Employee shall not, by reason of this Agreement, have any vested interest in, or right, title or claim to, any land, buildings, equipment, machinery, processes, systems, products, contracts, goods, wares, merchandise, business assets or other things of value belonging to or which may hereafter be acquired or owned by the Company.

          (b) In carrying out his duties as President of the RSA Division and Northeast Regional Vice President of the Company, the Employee shall primarily be responsible for making day-to-day decisions in the ordinary course of business of the Company, subject to possible review by the Chief Executive Officer and/or the Board. The responsibility for the Company's plans, properties, contracts, methods, and policies shall be vested in the Board and the Company may, in its sole and absolute discretion, give, sell, assign, transfer or otherwise dispose of any or all of its assets or businesses in whole or in part, to any person, firm or corporation, whether or not such person, firm or corporation is in any manner owned by or associated with or affiliated with the Company.

          (c) The Employee acknowledges that because of the nature of the position for which he has been employed, the Employee may be called upon to perform such duties and render such services as are required of him hereunder irregularly, and agrees to perform to the best of his abilities such duties as the business may reasonably demand, and acknowledges that the number of hours per day or per week may vary. Notwithstanding the foregoing, the Employee shall work in a manner that is consistent with his prior customary practice on behalf of the Seller and the RSA Business.

          (d) The Company agrees that it will not terminate any employee of the Company without giving prior notification of such termination to the Employee.

          10. Termination of Employment for Cause. The Employer may terminate the employment of the Employee if the Employer suffers or may reasonably be expected to suffer any material adverse effect as a result of the Employee (any such termination being a termination for "Cause"):

          (a) Breaching any material provision of this Agreement and failing to cure such breach within ten (10) days after receipt of written notice thereof;

          (b)  Misappropriating funds or property of the Company;

          (c) Securing any personal profit not thoroughly disclosed to and approved by the Company in connection with any transaction entered into on behalf of the Company;

          (d) Engaging in conduct, even if not in connection with the performance of his duties hereunder, which would reasonably be expected to result in a material adverse effect to the interest of the Company if he was retained as an employee, such as his commission of a felony or a crime of moral turpitude;

          (e) Becoming and remaining "Disabled," as hereinafter defined (either physically, mentally or otherwise) for a period of one hundred thirty-five
  (135) days during any consecutive  twelve-month time period;

          (f) Failing to carry out and perform the duties assigned to the Employee in accordance with the terms hereof and failing to cure such breach within ten (10) days after written notice thereof; or

          (g) Failing to comply with corporate policies of the Company that are promulgated from time to time and made known to Employee and failing to cure such breach within ten (10) days after written notice thereof.

          In the event of the death of the Employee, such occurrence shall immediately constitute a termination for Cause. Except as provided in item (e) above, no termination for Cause shall be effective if the Employee is Disabled.

          In the event the Employee is terminated for Cause because he is Disabled, the Employee may be permitted to participate in any disability insurance policy the Company then has in effect.

          In the event of termination of his employment for Cause, the Employee shall be entitled to receive his compensation, as determined in Section 4 of this Agreement, due or accrued on a pro rata basis to the date of termination. Any salary or remuneration owed as of the date of termination shall be paid less the amount of damages, if any, caused to the Company by such breach, but no such damages offset shall extend beyond any compensation due and owing under this Agreement.

          Notwithstanding the cure provisions provided in Sections 10(a), 10 (f) and 10(g), the Employee shall not have the opportunity to cure any violation of these subsections if such violation cannot reasonably be expected to be cured. In such event, the Company shall be required to furnish the Employee notice of the violation, but the Employee shall not be furnished an opportunity to cure.

          "Disabled" shall mean the continuous inability, whether mental or physical, of Employee to perform his normal job functions as determined by at least two of three medical physicians selected as follows: the Employee or his legal designee shall be entitled to appoint one physician, the Company shall be entitled to appoint one physician, and such two appointed physicians shall mutually appoint a third physician. Notwithstanding the foregoing, the Employee, or his designee, and the Company may mutually agree that he is "Disabled" within the meaning of this Agreement.

          11. Termination By the Company Without Cause or By the Employee With Good Reason. The Company may terminate the employment of Employee for any reason other than those for Cause, in which event such termination shall be deemed a "Termination Without Cause." In addition, the Employee shall have the right to terminate this Agreement for any material breach of this Agreement by the Company, which shall include but not be limited to materially changing the duties assigned to Employee beyond those contemplated in Section 2 of this Agreement or causing Employee to relocate his primary residence in violation of
Section 2 of this Agreement; provided that the Company shall be furnished ten
(10) days notice of such breach and an opportunity to cure (any such termination constituting a "Termination By Employee With Good Reason"). Notwithstanding the cure provisions provided in the preceding sentence, the Employer shall not have the opportunity to cure any violation of this Agreement if such violation cannot reasonably be expected to be cured but the Employee shall still furnish notice to the Company. In the event of a Termination Without Cause or a Termination with Good Reason by the Employee, the Company shall continue making payments to Employee, but at a salary level equal to the Division President portion of Employee's compensation only, as set forth in Section 4 of this Agreement, for a period equal to the lesser of (i) one (1) year, or (ii) the remaining term of this Agreement, which amount, in the event of a Termination Without Cause or a Termination By Employee With Good Reason, shall constitute the full and total amount of liquidated damages that the Employee shall be entitled to receive from the Company and its Affiliates for any contractual or tort claims arising out of his employment relationship with the Company.

          12. Covenant Not to Compete. The Employee recognizes that the Company has business goodwill and other legitimate business interests which must be protected in connection with and in addition to the Information (as defined hereinafter), and therefore, in exchange for access to the Information, the specialized training and instruction which the Company will provide, the Company's agreement to employ the Employee on the terms and conditions set forth herein, the Company's agreement to execute and consummate the Purchase Agreement, and the promotion and advertisement by the Company of Employee's skill, ability and value in the Company's business, subject to the provisions of the next full paragraph of this Section 12, the Employee agrees that in the event (i) Employee is terminated for Cause, or (ii) Employee leaves the employ of the Company other than a Termination By Employee With Good Reason prior to expiration of the term of the Agreement, or (iii) upon the expiration of the term of this Agreement, then for a period of the latest date of (i) five (5) years after the date of this Agreement, or (ii) three (3) years after the date employment is so terminated, except in the event of Termination Without Cause or in the event of Termination By Employee With Good Reason By Employee:

          (a) Employee will not in any capacity or relationship enter into, engage in, or be connected with any business or business operation or activity within a fifty (50) mile radius of any office location then operated by the Employer at the time of such termination, which consists in whole or in part of the Business of the Company; and

          (b) Employee will not call upon any customer whose account is serviced in whole or in part by the Employer or its Affiliates at the time of the termination of Employee's employment, with the purpose of selling or attempting to sell to any such customer any services included within that offered by the Employer or its Affiliates; and

          (c) Employee will not intentionally divert, solicit or take away any customer, supplier or employee of the Employer or its Affiliates, or the patronage of any customer or supplier of the Employer or its Affiliates, or otherwise interfere with or disturb the relationship existing between the Employer or its Affiliates and any of their respective customers, suppliers or employees, directly or indirectly.

          The foregoing restrictive covenants shall apply to the Employee in the event of his Termination Without Cause or in the event of Termination By Employee With Good Reason by the Employee, but only for a period of one (1) year.

          In the event the Company ceases operation of the Business of the Company other than in a merger, consolidation, or similar transaction, or upon the filing of a bankruptcy or receivership proceeding against the Employer, or upon the appointment of a liquidator for the Company, the provisions of this
Section 12 shall not be applicable to the conduct of Employee subsequent thereto.

          It is mutually understood and agreed that if any of the provisions relating to the scope, time or territory in this Section 12 are more extensive than is enforceable under applicable laws or are broader than necessary to protect the good will and legitimate business interests of the Company, then the Parties agree that they will reduce the degree and extent of such provisions by whatever minimal amount is necessary to bring such provisions within the ambit of enforceability under applicable law.

          The Parties acknowledge that the remedies at law for breach of Employee's covenants contained in this Section 12 are inadequate, and they agree that the Company shall be entitled, at its election, to injunctive relief (without the necessity of posting bond against such breach or attempted breach), and to specific performance of such covenants in addition to any other remedies at law or equity that may be available to the Company.

          13. Business Opportunities. Except for passive investments by the Employee in publicly traded entities, or investments in private ventures which do not compete with, or are not in the same business as, the Company and which come to the attention of the Employee outside of the scope of his employment, for as long as the Employee shall be employed by the Company and thereafter with respect to any business opportunities learned about during the time of Employee's employment by the Company, the Employee agrees that with respect to any future business opportunity or other new and future business proposal which is offered to, or comes to the attention of, the Employee and which is in any way related to, or connected with, the Business of the Company, the Company shall have the right to take advantage of such business opportunity or other business proposal for its own benefit. The Employee agrees to promptly deliver notice to the Board in writing of the existence of such opportunity or proposal and the Employee may take advantage of such opportunity only if the Employer does not elect to exercise its right to take advantage of such opportunity.

          14. Confidential Information. The Employee acknowledges that in the course of his employment with the Company, he will receive certain trade secrets, know-how, lists of customers, employee records and other confidential information and knowledge concerning the Business of the Company (hereinafter collectively referred to as "Information") which the Company desires to protect. The Employee understands that such Information is confidential and he agrees that he will not reveal such Information to anyone outside the Company except
(i) for information already known to the public, now or in the future, or (ii) in connection with any legal proceeding regarding this Agreement, the Purchase Agreement or the transactions contemplated thereby or as otherwise required by law or judicial order. The Employee further agrees that during the term of this Agreement and thereafter he will not use such Information in competing with the Company. Upon termination of his employment hereunder, the Employee shall surrender to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his employment hereunder and relating to the information referred to in this Section 14, which are not general knowledge in the industry, and the Employee agrees that all such materials will at all times remain the property of the Company.

          15. Notices. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally with a written receipt acknowledging delivery or telefaxed with receipt confirmed, or three (3) business days after the posting thereof by United States first class, registered or certified mail, return receipt requested, with postage fee prepaid and addressed as follows:

          If to the Company:     Litigation Resources of America-
                                 Northeast, Inc.
                                 1001 Fannin, Suite 650
                                 Houston, Texas 77002
                                 Telefax:(713) 653-7172
                                 Attn: Richard O. Looney

          If to the Employee:    Lee Goldstein
                                 Reporting Services Associates
                                 225 South 15/th/ Street, 22/nd/ Floor
                                 Philadelphia, PA 19102

Any Party may change its address for notice hereunder by providing written notice of such change to the other Party hereto.

          16. Specific Performance. The Employee acknowledges that a remedy at law for any breach or attempted breach of Sections 12, 13 or 14 of this Agreement will be inadequate, the Employee agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

          17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such provision or invalidity only, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          18. Assignment. This Agreement may not be assigned by the Employee. Neither the Employee, his spouse nor their estates shall have any right to encumber or dispose of any right to receive payments hereunder, it being understood that such payments and the right thereto are nonassignable and nontransferable.

          19. Binding Effect. Subject to the provisions of Section 18 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, the Employee's heirs and personal representatives, and the successors and assigns of the Company.

          20. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

          21. Prior Employment Agreements. Employee represents and warrants to the Company that he has fulfilled all of the terms and conditions of all prior employment agreements to which he may be or have been a party, and at the time of execution of this Agreement is not a party to any other employment agreement.

          22. Parol Evidence. This Agreement constitutes the sole and complete agreement between the Parties hereto with respect to the subject matter hereof, and no verbal or other statements, inducements or representations have been made to or relied upon by either Party, and no modification hereof shall be effective unless in writing signed and executed in the same manner as this Agreement, provided, however, the amount of compensation to be paid Employee for services to be performed for Company may be changed from time to time by the Parties hereto by written agreement without in any other way modifying, changing or affecting this Agreement and the performance by the Employee of any of the duties of his employment with the Company. Written notification of any modification of compensation paid or payable to the Employee for his services shall be conclusively deemed to be a ratification and confirmation of this Agreement amended by such change in compensation unless the Employee shall object in writing with ten (10) days after such written notification from the Company.

          23. Waiver. Any waiver to be enforceable must be in writing and executed by the Party against whom the waiver is sought to be enforced.

          24. Arbitration. Any controversy, dispute or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, including, without limitation, the validity, scope and enforceability of this Section which cannot first be settled through ordinary negotiation between the Parties shall be submitted in good faith to mediation by and in accordance with the Commercial Mediation Rules of the American Arbitration Association or any successor organization. In the event that mediation of such controversy, dispute or claim cannot be settled through the mediation proceeding, the Parties agree that the controversy, dispute or claim shall be submitted to binding and final arbitration conducted in Houston, Harris County, Texas by and in accordance with the then existing Rules for Commercial Arbitration of the American Arbitration Association or an successor organization. Any such arbitration shall be to a three member panel selected through the rules governing selection and appointment of such panels of the American Arbitration Association or any successor organization. The award rendered by the arbitrators may be confirmed, entered and enforced as a judgment in any court of competent jurisdiction; however, the Parties otherwise waive any rights to appeal the award except with regard to fraud by the panel. Any such action must be brought within two years of the date the cause of action accrues. The arbitrators shall award the Party which substantially prevails in any arbitration proceeding recovery of that Party's attorneys fees, the arbitrators' fees and all costs in connection with the arbitration from the Party who does not substantially prevail. The Parties' remedies are limited solely to the specific remedies provided in this agreement. The Parties waive any entitlement to punitive damages, consequential damages and lost profits and will limit any damage claim to actual economic damages incurred. Nothing in this Section 24 shall restrict the Company's ability to seek injunctive or other equitable relief in any court of competent jurisdiction prior to initiating mediation or arbitration for any violation by the Employee of Sections 12, 13, 14 or 16 of this Agreement. In the event that such injunctive or equitable relief is sought by the Company, the Company is specifically entitled to enforce the provisions of these Sections in obtaining such relief in any court of competent jurisdiction and, thereafter, submit the remaining controversy, dispute or claim to arbitration in accordance with this
Section 24.

          25. Drafting. All Parties hereto acknowledge that each was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

          26. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

                              THE COMPANY:

                              LITIGATION RESOURCES OF AMERICA-
                              NORTHEAST, INC., a New York corporation

                              By:   _________________________________
                                    Richard  O. Looney
                                    Chief Executive Officer

                              THE EMPLOYEE:

                              _______________________________________
                              Lee Goldstein


Schedule A--Calculation of Annual Bonus
Schedule B--Calculation of Commissions

                                   SCHEDULE A
                                   ----------

                          CALCULATION OF ANNUAL BONUS


          Each year the accountants regularly employed by the Company shall determine the amount of EBIT Profit, if any, of (i) the RSA Division and (ii) the Northeast Region of the Company (being that region of the Company which Lee Goldstein, as RVP, is responsible for managing) during each consecutive twelve
(12) month time period ending on the last day of the fiscal year of the Company ("respectively the "Annual RSA EBIT Profits" and the "Annual Northeast Region EBIT Profits"), commencing with the first fiscal year of the Company and continuing each year during the term of this Agreement. Beginning with the first fiscal year of the Company, (x) to the extent that the Annual RSA EBIT Profits for the current year exceed the Annual RSA EBIT Profits for the prior year, the Employee shall be paid an annual bonus equal to ten percent (10%) of the amount of such excess, if any ("Bonus Component 1"), and (y) to the extent that the Annual Northeast Region EBIT Profits for the current year exceed the Annual EBIT Profits for the prior year, the Employee shall be paid an annual bonus equal to ten percent (10%) of the amount of such excess, if any ("Bonus Component 2"); provided that for the first fiscal year of the Company (A)(i) the Bonus Components 1 and 2, respectively shall be calculated for each full month of operations and added together, (ii) the Bonus Components 1 and 2 respectively for any partial month of operations shall be divided by the number of actual days in such month and multiplied by 30 to create a full month and (iii) the sum of (A)(i) and (A)(ii) shall be added together, that result divided by the number of full and partial months of operations and the quotient multiplied by 12 to create the number representing Bonus Components 1 and 2 for the first fiscal year and (B) the Annual Northeast Region EBIT Profits for the prior year shall be deemed to be $_________ [NET WORTH ON __________ BALANCE SHEET] and the Annual RSA EBIT Profits for the prior year shall be deemed to be $____________. For purposes of this calculation, EBIT Profits for each of the RSA Divisions in the Northeast Region shall mean their gross earnings before income taxes, interest, depreciation and amortization, but excluding the effects of any acquisitions and after deductions for all annual bonuses to be paid to the managers in the Northeast Region.

                                   SCHEDULE B
                                   ----------



Commission                         Price Structure of
Percentage of Gross Sales          National Account

3.00%                              Market price

2.50%                              Discount of 5% to 10% from market price
                                   rate

2.00% Discount of 10% to 15% from market price rate

1.50% Discount of 15% to 20% from market price rate

1.00% Discount of 20% to 25% from market price rate

0.50% Discount of 25% or more from market price rate

          In certain circumstances, more than one individual may be entitled to receive commissions based upon sales from a National Account. In such circumstances, the commissions described above would be shares by the Employee and the other individuals on such a basis as is determined to be fair by the Company's Board of Directors. All commissions payable hereunder will be paid in cash within 45 days of the end of the fiscal year of the Company in which they are earned.

EXHIBIT C                                           DRAFT OF SEPTEMBER 22, 1997


                                 BILL OF SALE,
                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this Bill of Sale") is entered into effective as of September___, 1997, among REPORTING SERVICES ASSOCIATES, INC., a Pennsylvania corporation ("Seller"), and LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC., a New York corporation ("Purchaser"). Purchaser and Seller may be hereinafter sometimes referred to collectively as the "Parties" or individually as a "Party." All defined terms not otherwise defined herein shall have the meanings ascribed to them in that certain Agreement of Purchase and Sale of Assets of even date herewith (the "Agreement"), executed among Seller, Purchaser and Litigation Resources of America, Inc., a Texas corporation.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Purchaser has agreed to purchase from Seller, and Seller has agreed to grant, bargain, sell, convey, transfer, assign and deliver to Purchaser, the Assets (but not the Excluded Assets); and

     WHEREAS, as partial consideration for the sale and assignment of the Assets, Purchaser has agreed to assume the Assumed Liabilities, on and subject to the terms and conditions set forth in the Agreement.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, including the delivery to Seller of the Purchase Price, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

     1. SALE AND ASSIGNMENT. Seller has granted, bargained, sold, conveyed, transferred, assigned and delivered, and by these presents does grant, bargain, sell, convey, transfer, assign and deliver unto Purchaser, its successors and assigns, the Assets. Seller warrants that Seller is the lawful owner in every respect of all of the Assets and that the Assets are free and clear of any and all liens, security agreements, encumbrances, claims, demands, and charges of every kind and character whatsoever other than as previously disclosed in writing to Purchaser. Seller hereby binds Seller and Seller's successors and assigns to warrant and defend the title to all of the Assets unto Purchaser and Purchaser's successors and assigns forever against every person whomsoever lawfully claiming or to claim the Assets or any part thereof. Purchaser hereby accepts the conveyance, transfer, assignment and delivery of the Assets.

     2. ASSUMPTION. Subject to the exceptions and exclusions of Section 2.6 of the Agreement, and otherwise on and subject to the terms and conditions of the Agreement, Purchaser hereby assumes and agrees to pay and perform the Assumed Liabilities.

     3. FURTHER ACTIONS. Seller hereby consents and agrees to any lawful action taken by Purchaser in connection with the enforcement of, or the legal protection of, the Assets, and confers upon Purchaser full right of substitution in any and all such actions. Seller further covenants and agrees to execute such further documents and take such additional actions as may reasonably be requested by Purchaser to vest in Purchaser any and all of the Assets and otherwise to effectuate the intent of this Bill of Sale. Each of the Parties shall perform such actions and deliver or cause to be delivered any and all such documents, instruments and agreements as the other Party may reasonably request for the purpose of fully and effectively carrying out this Agreement and the transactions contemplated hereby.

     4. GOVERNING LAW; JURISDICTION; VENUE; SERVICE. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas, without regard to conflicts of law principles, and the laws of the United States applicable in Texas. Venue for any litigation between the Parties hereto with respect to the subject matter of this Agreement shall be Harris County, Texas. Each Party hereby irrevocably submits to personal jurisdiction in Texas. Each Party hereby waives all objections to personal jurisdiction in Texas and venue in Harris County for purposes of such litigation. Each Party waives summons or citation and agrees that delivery of a duly filed complaint or petition as provided in the notice section of this Agreement will suffice as substitute service of summons or citation.

     5. MODIFICATION OF AGREEMENT. This Agreement may be amended or modified only by written instrument signed by all of the Parties.

     6. ENTIRE AGREEMENT; BINDING EFFECT. This Agreement, and the documents, instruments and agreements executed in connection herewith, set forth the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

     7. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which together shall constitute one and the same agreement.



     EXECUTED AND DELIVERED EFFECTIVE as of the date first written above.

                          PURCHASER:
                          ----------

                          LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC., a New York corporation


                          By:___________________________________________________
                                      Richard O. Looney, President

                          SELLER:
                          -------

                          REPORTING SERVICES ASSOCIATES:

                          By:___________________________________________________
                              Lee Goldstein, President






A:\BILL OF SALE1.WPD

EXHIBIT D                                          DRAFT OF SEPTEMBER 22, 1997
                                                   ---------------------------

               [FORM OF SELLER'S INVESTOR REPRESENTATION LETTER]



                              _________ ___, 1997

Litigation Resources of America, Inc.
Litigation Resources of America -- Northeast, Inc.
1001 Fannin, Suite 650
Houston, Texas 77002
Attn:  Mr. Richard O. Looney, President


          Re: Investor Representations

Gentlemen:

          The purpose of this letter is to evidence certain representations and warranties to be made with respect to certain matters relating to the acquisition by Reporting Services Associates, Inc., a Pennsylvania corporation and/or its sole shareholder, Lee Goldstein, an individual rediding in the State of Florida (the "Seller") of shares of Common Stock issued by Litigation Resources of America, Inc., a Texas corporation (the "Company"), having a par value of one-cent ($0.01) per share (the "Common Stock"), for and in partial consideration of the sale of certain of the assets of the Seller to Litigation Resources of America -- Northeast, Inc., a New York corporation ("Buyer"), upon the terms and conditions set forth herein and in that certain Agreement of Purchase and Sale of Assets (the "Purchase Agreement"), entered into by and among the Seller, the sole shareholder of the Seller, the Company, and the Buyer. The undersigned Seller or shareholder of Seller is sometimes hereinafter referred to as the "Investor."

          The Investor hereby represents and warrants to the Company, the Buyer, and each of the Company's and the Buyer's officers, directors, shareholders, agents, attorneys, employees and representatives as follows:

          1. Investment Intent. (i) The Common Stock is being acquired solely for the account of the Seller, for investment and not with a view to or for the resale, distribution, subdivision or fractionalization thereof, (ii) the Seller has no contract, understanding, undertaking, agreement or arrangement with any person to sell, transfer or pledge to any person the Common Stock or any part thereof, (iii) the Seller has no present plans to enter into any such contract, undertaking, agreement or arrangement, (iv) the Seller understands the legal consequences of the foregoing representations and warranties to mean that the Seller must bear the economic risk of the investment in the Common Stock for an indefinite period of time, (v) the Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and

Litigations Resources of America, Inc.
Litigations Resources of America -- Northeast, Inc.
__________________ ____, 1997
Page 2



risks of acquiring the Common Stock, and (vi) the Investor acknowledges that the acquisition of the Common Stock by the Seller involves a high degree of risk which may result in the loss of the total amount of this investment.

          2. No General Solicitation. The Common Stock has been offered to the Seller without any form of general solicitation or advertising of any type by or on behalf of the Company or any of its officers, directors, shareholders, employees, agents, attorneys or representatives.

          3. Access to Information. The Seller, and to the extent the Investor is not the Seller, the Investor, has (i) for a reasonable amount of time had an opportunity to ask questions and receive answers concerning the terms and conditions of the issuance of the Common Stock and the proposed business and affairs of the Company, and is satisfied with the results thereof,
(ii) has been given access, if requested, to all other documents with respect to the Company or this transaction, as well as to such other information as the Seller or the Investor has requested, and (iii) has relied solely on investigations conducted by the Investor in making the decision to acquire the Common Stock or approve the transactions set forth in the Purchase Agreement.

          4. Exemption Status. The Investor understands that the Common Stock to be sold hereunder are being issued in reliance upon the exemptions from registration under the Securities Act of 1933, as amended. The Investor understands that the undersigned, the Company, the Company's officers, directors, shareholders, employees, agents, attorneys and representatives are relying on, among other things, the representations and warranties of the Investor set forth herein in issuing the Common Stock to the Seller.

          5.   Securities Compliance.  The Investor understands and agrees that
(i) no sale, distribution, transfer or other disposition of the Common Stock, or any portion thereof, can be made by the Seller unless the Common Stock has been registered under the Securities Act of 1933, as amended, and applicable securities laws of any other relevant jurisdiction, or exemptions from such registration are available, as evidenced by an opinion of counsel, satisfactory to the Company, with respect to the proposed sale, distribution, transfer or other disposition, and (ii) an appropriate legend will be endorsed on the Common Stock evidencing such restrictions.

          6. Accredited Investor Status. The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

          7. Representations of Natural Persons. If the Investor is a natural person, the Investor has reached the age of majority in the state in which the Investor resides, has adequate

Litigations Resources of America, Inc.
Litigations Resources of America -- Northeast, Inc.
__________________ ____, 1997
Page 3



means of providing for the Investor's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Common Stock, has no need for liquidity in such investment, and is able to withstand a complete loss of such investment.

          8. Representations of Entities. If Investor is a corporation, partnership, trust or other entity, (i) it is authorized and qualified to purchase and hold the Common Stock, (ii) it has not been formed for the purpose of acquiring the Common Stock, (iii) the person executing this Agreement for and on behalf of such entity has been duly authorized by such entity to do so, (iv) it is willing and able to bear the substantial economic risk of an investment in the Common Stock and has no need for liquidity with respect thereto, and (v) it is able to withstand a complete loss of its investment.

          9.   No Governmental Review. The Investor
acknowledges and understands that no federal or state agency has passed on the fairness of the investment in the Common Stock, nor made any recommendation or endorsement of the Common Stock, and that there is a significant risk of loss of all or a portion of the Seller's investment in the Common Stock.

          10. State of Residence and Domicile. The Investor is either (i) a permanent resident of the State of Florida, or (ii) not a resident or citizen of the United States.

    The Investor acknowledges that the Company and the Company's officers, directors, agents, attorneys and other representatives are relying on the representations and warranties set forth herein, and would not deliver the Common Stock to the Seller but for the execution and delivery of this letter by the Investor.

                                 Very truly yours,

EXHIBIT E                                        DRAFT AS OF NOVEMBER 6, 1997
                                                 ----------------------------

                             STOCK PLEDGE AGREEMENT
                             ----------------------

          THIS STOCK PLEDGE AGREEMENT (this "Pledge Agreement") is made effective as of the ___ day of _____________, 1997, by REPORTING SERVICES ASSOCIATES, a Pennsylvania corporation ("Pledgor"), and LITIGATION RESOURCES OF AMERICA -- NORTHEAST, INC., a New York corporation ("Secured Party"). All capitalized terms contained herein without definition shall have the respective meanings given to them in that certain Agreement of Purchase and Sale of Assets dated of even date herewith (the "Purchase Agreement") by and among the Pledgor, Secured Party, Litigation Resources of America, Inc., a Texas corporation and the parent company of the Secured Party (the "Parent"), and the stockholder of the Pledgor.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Pledgor has agreed to sell substantially all of its assets to Secured Party upon the terms and conditions contained in the Purchase Agreement; and

     WHEREAS, Pledgor has certain obligations under the Purchase Agreement, including, but not limited to, the obligation of Pledgor to indemnify Secured Party for any breaches of representations and warranties of Pledgor contained in the Purchase Agreement; and

     WHEREAS, pursuant to the terms of the Purchase Agreement and as partial consideration for the purchase of the stock of the Company by the Secured Party, the Pledgor has been issued an aggregate of ________ shares of common stock, $.01 par value per share (the "Stock"), of Parent; and

     WHEREAS, the terms of the Purchase Agreement provide for the Pledgor to pledge the Stock, whether now owned or hereinafter acquired, to the Secured Party to partially secure the obligations of Pledgor under the Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Pledge of Stock. Pledgor hereby pledges and grants to Secured Party a security interest in the Stock, which shall attach immediately upon each issuance of Stock to all shares of Stock issued to Pledgor in accordance with the terms of the Purchase Agreement. Immediately upon receipt of any shares of Stock, Pledgor shall be required to deliver to Secured Party the certificate or certificates representing the Stock in order that Secured Party might perfect its security interest therein. The Pledgor and the Secured Party hereby acknowledge and agree that the value of the Stock ("Agreed Value") shall be deemed to be (i) the IPO Price if shares are being surrendered hereunder in order to effect an adjustment in the Purchase Price and (ii) if shares are being surrendered hereunder for any other reason, the average public trading price of each share of Stock over the five (5) most recent business days falling prior to the date of delivery by the Secured Party to the Pledgor of the notice of an event requiring an Offset, as such term is defined in the Purchase Agreement. Pledgor shall possess all voting rights pertaining to the Stock, so long as an Event of Offset, as hereinafter defined, has not occurred, or if an Event of Offset has allegedly occurred but is being disputed by the parties hereto prior to submission to arbitration in accordance with Section 10.14 of the Purchase Agreement, and Secured Party shall have no voting rights that may be presently or hereafter attributable to the Stock. In addition, so long as an Event of Offset has not occurred, or if an Event of Offset has allegedly occurred but is being disputed by the parties hereto prior to submission to arbitration in accordance with Section 10.14 of the Purchase Agreement, then Pledgor shall have the right to receive all dividends, if any, on the Stock, and Pledgor shall be entitled to receive all proceeds upon liquidation of the Stock, if any, as well as all other rights with respect to the Stock except for the right to transfer title thereto. Notwithstanding the foregoing, if an Event of Offset has occurred and (i) has been resolved, either by failure to timely dispute it as required by
Section 10.14 of the Purchase Agreement, by agreement or by arbitration decided in favor of Secured Party (a "Resolved Event of Offset") or (ii) has been submitted to arbitration in accordance with Section 10.14 of the Purchase Agreement which arbitration is still pending or in process (a "Continuing Event of Offset"), then Secured Party shall have the right to designate a representative or trustee to vote those shares of Stock covered by or subject to the Resolved Event of Offset or Continuing Event of Offset (the "Offset Shares"), to receive all dividends and liquidation proceeds with respect to the Offset Shares, and to receive all other rights with respect to the Offset Shares.

     2. Representations and Warranties. Pledgor hereby represents, warrants and covenants to and with Secured Party that:

          (a) Pledgor will not, without the written consent of Secured Party, sell, contract to sell, encumber, or dispose of the Stock or any interest therein until this Pledge Agreement and all obligations under the Purchase Agreement have been fully satisfied.

          (b) No consent of any party is necessary for the Pledgor to perform its obligations hereunder, or if any such consent is required, such consent has been received prior to the execution of this Pledge Agreement.

     3. Event of Offset. Each delivery by Secured Party to the Pledgor of a notice of a claim of offset shall constitute an Event of Offset ("Event of Offset") under this Pledge Agreement.

     4.   Remedies.

          (a) Upon the occurrence of a Resolved Event of Offset, Secured Party may, at its option, exercise with reference to the Stock any and all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Texas and as otherwise granted therein or under any other applicable law or under any other agreement executed by Pledgor, including, without limitation, the right and power to sell, at public or private sale(s), or otherwise dispose of or keep the Stock and any part or parts thereof, or interest or interests therein owned by Pledgor, in any manner authorized or permitted under this Pledge Agreement or under the Uniform Commercial Code, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and legal expenses thereby incurred by Secured Party, and toward payment of the obligations under the Purchase Agreement in such order or manner as Secured Party may elect. Notwithstanding anything to the contrary contained herein, the Secured Party shall only foreclose on that portion of the Stock that is reasonably necessary in the reasonable good faith judgment of the Secured Party in order to satisfy the amount of the claim constituting the Resolved Event of Offset. For purposes hereof, the Agreed Value of the Stock shall be deemed to be the value that the Secured Party is receiving on the foreclosure of the Stock and Secured Party shall not be entitled to foreclose on more Stock than is necessary to recover all of its damages resulting from the Resolved Event of Offset.

          (b) Secured Party is hereby granted the right, at its option, after a Continuing Event of Offset, to transfer at any time to itself or its nominee the securities or other property hereby pledged, or any part thereof, and to thereafter exercise all voting rights with respect to such Stock so transferred and to receive the proceeds, payments, monies, income or benefits attributable or accruing thereto and to hold the same as security for the obligations hereby secured, or at Secured Party's election, to apply such amounts to the obligations, only if due, and in such order as Secured Party may elect or Secured Party may, at its option, without transferring such securities or property to its nominee, exercise all voting rights with respect to the securities pledged hereunder and vote all or any part of such securities at any regular or special meeting of shareholders.

          (c) Pledgor hereby agrees to cooperate fully with Secured Party in order to permit Secured Party to sell, at foreclosure or other private sale, Pledgor's interest in the Stock pledged hereunder as provided in this Pledge Agreement. Specifically, Pledgor agrees to deliver to Secured Party the certificate or certificates representing the Stock if Pledgor has possession at that time, to fully comply with the securities laws of the United States and of the State of Texas and to take such other action as may be necessary to permit Secured Party to sell or otherwise transfer the securities pledged hereunder in compliance with such laws.

     5. Termination. This Pledge Agreement shall continue as security for the payment or satisfaction of the obligations under the Purchase Agreement until the earliest to occur of (i) termination of this Pledge Agreement by written notice of the Secured Party to the Pledgor or (ii) the date upon which none of the representations and warranties of Pledgor contained in the Purchase Agreement survive and all covenants and obligations of Pledgor under said Purchase Agreement have been fully and properly performed, or (iii) three (3) years after the date hereof, provided that Secured Party has not given Pledgor notice of an Event of Offset which has not been satisfied by Pledgor, or if there is an Event of Offset, the pledge shall continue only to the extent of the number of Shares based on the Agreed Value equal to the amount of damages reasonably expected to be caused by the Event of Offset; provided however, upon the expiration of one year and three years after the date of this Pledge Agreement (each a Release Date), the following provisions shall apply: (x) if no Event of Offset exists on such Release Date, the Secured Party shall release one-half (1/2) of the number of Shares initially pledged hereunder from the pledge established hereunder, and the remaining Shares shall remain pledged under the terms and conditions of this Pledge Agreement;

or (y) if an Event of Offset exists, the amount of Damages resulting from such Event of Offset shall be determined, and on the first and second Release Date, one-half and all of the remaining Shares, respectively, that have not been Offset against shall be released from the pledge established hereby and delivered to the Pledgor and the remaining Shares shall remain pledged under the terms and conditions of this Pledge Agreement. . If such a Continuing Event of Offset exists, the pledge shall continue only to the extent of the amount of Stock (based on the Agreed Value) equal to the amount of Damages claimed in the Offset Claim or the amount of damages reasonably expected to be caused by the Event of Offset, as applicable.

     6. Release from Pledge. Upon the termination of this Pledge Agreement, Secured Party shall immediately release its security interest in the Stock. In addition, Secured Party shall deliver the certificate or certificates representing the Stock to Pledgor if Secured Party has possession of such certificates at that time. Upon such occurrence, the security interest of Secured Party shall automatically terminate and Secured Party shall thereafter have no interest whatsoever in the Stock.

     7. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to Pledgor:      Reporting Services Associates, Inc.
                         225 South 15/th/ Street
                         Philadelphia, PA. 19102
                         Telephone: (215) 735-2332
                         Telefax: (215) 735-1695
                         Attn. Lee Goldstein

     Copy to:            Benjamin S. Ohrenstein
                         354 West Lancaster Avenue
                         Suite 212
                         Haverford, PA. 19041
                         Telephone: (610) 649-1268
                         Telefax: (610) 642-6553

     If to the
     Secured Party:      Litigation Resources of America-Northeast, Inc.
                         c/o Litigation Resources of America, Inc.
                         650 First City Tower, 1001 Fannin
                         Houston, Texas 77002
                         Attn: President

     Copy to:            Boyer Ewing & Harris Incorporated
                         Nine Greenway Plaza, Suite 3100

                         Houston, Texas  77046
                         Attn:  John R. Boyer

     8. Successors. This Pledge Agreement shall be binding upon, and inure to the benefit of the parties hereto and their successors and assigns. Any assignee whatsoever will be bound by the obligations of the assigning party under this Pledge Agreement, and any assignment shall not diminish the liability or obligation of the assignor under the terms of this Pledge Agreement unless otherwise agreed.

     9. Severability. In the event that any one or more of the provisions contained in this Pledge Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Pledge Agreement or any such other instrument.

     10. Paragraph Headings. The paragraph headings used herein are descriptive only and shall have no legal force or effect whatsoever.

     11. Gender. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural and conversely.

     12. Survival of Warranties. All representations, warranties, and agreements made by the parties in this Pledge Agreement or in any certificates delivered pursuant hereto will survive the execution date hereof.

     13. Applicable Law. This Pledge Agreement shall be construed and interpreted in accordance with the laws of the United States of America and the State of Texas, and is intended to be performed in accordance with and as permitted by such laws.

     14. Definitions. All terms and definitions used herein shall have the same meaning as in the Purchase Agreement unless otherwise indicated.

     15. Drafting. The parties hereto acknowledge that each party was actively involved in the negotiation and drafting of this Pledge Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Pledge Agreement shall be construed in favor or against either party hereto because one is deemed to be the author thereof.

     16. Attorneys' Fees. If any litigation is instituted to enforce or interpret the provisions of this Pledge Agreement or the transactions described herein, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees from the other party hereto.

     17. Arbitration. The arbitration provisions contained in Section 10.14 of the Purchase Agreement shall govern this Pledge Agreement.

     18. Multiple Counterparts. This Pledge Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

     IN WITNESS WHEREOF, this Pledge Agreement has been executed effective as of the date first above written.

                              PLEDGOR:

                              REPORTING SERVICES ASSOCIATES, INC.

                              By:________________________________________
                                 Lee Goldstein, President

                              SECURED PARTY:

                              LITIGATION RESOURCES OF AMERICA -- NORTHEAST, INC.


                              By:_____________________________________
                                 Richard O. Looney, President

EXHIBIT F                                          DRAFT OF SEPTEMBER 25, 1997
                                                   ---------------------------
                            GUARANTY OF PERFORMANCE
                            -----------------------

     THIS GUARANTY OF PERFORMANCE (the "Guaranty") is executed effective the ___ day of __________, 1997, by Lee Goldstein, an individual (the "Guarantor"), pursuant to the terms of that certain Agreement of Purchase and Sale of Assets (the "Agreement") entered into effective as of the even date herewith, by and among Litigation Resources of America -- Northeast, Inc., a New York corporation ("Buyer"), Reporting Services Associates, Inc., a Pennsylvania corporation ("Seller"), Lee Goldstein, an individual ("Goldstein"), and Litigation Resources of America, Inc., a Texas corporation and the parent company of Buyer ("Parent") (Buyer and the Parent are sometimes hereinafter referred to collectively as the "LRA Companies"). All defined terms contained herein shall have the meanings ascribed thereto in the Agreement.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, pursuant to the terms of the Agreement, Buyer shall purchase substantially all of the Assets of Seller, upon the terms and conditions contained in the Agreement; and

     WHEREAS, Goldstein is the sole shareholder of Seller; and

     WHEREAS, Guarantor acknowledges that he is receiving numerous and substantial benefits from the consummation of the transactions contemplated in the Agreement, and that he is willing to execute this Guaranty for and in consideration of such benefits, and in order to induce the LRA Companies to enter into the Agreement and consummate the transactions contemplated therein; and

     WHEREAS, the LRA Companies would not have executed and consummated the transactions described in the Agreement but for the agreement of Guarantor to execute and deliver to the LRA Companies this Guaranty;

     NOW, THEREFORE, for and in consideration of the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, and in order to induce the LRA Companies to enter into the Agreement and consummate the transactions contemplated therein, the Guarantor hereby covenants and agrees as follows:

     1. Guarantor hereby absolutely, unconditionally and irrevocably guarantees the full and punctual payment and performance by the Seller of all of the obligations, duties, covenants, agreements and conditions provided in the Agreement to be paid or performed by the Seller thereunder, including without limitation all indemnification obligations of the Seller set forth in Article VII of the Agreement.

     2. This Guaranty is unconditional and the liability of Guarantor shall be primary and absolute, in the same manner as if Guarantor were named in and had signed the Agreement individually as the Seller thereunder. Guarantor agrees that neither bankruptcy, insolvency, lack of capacity nor any other disability or impediment against enforcement of the liability of the Seller shall in any manner impair or affect Guarantor's liabilities and obligations hereunder.

     3. It shall not be necessary or required in order to maintain and enforce Guarantor's liability hereunder that demand be made upon the Seller or that action be commenced or prosecuted against the Seller or that any effort be made to enforce the liability or responsibility of the Seller for performance of the Seller's obligations or duties under or in connection with the Agreement, and it shall not be required that the Seller or any other party liable on the Agreement be joined in any action brought against Guarantor for enforcement of Guarantor's liability and responsibility under this Guaranty, or that judgment have theretofore been obtained against the Seller or any other party liable therefor or in connection with any such claim.

     4. Guarantor agrees that no waiver by the LRA Companies or forbearance or delay by the LRA Companies in asserting or enforcing any rights or remedies of either of the LRA Companies or with respect to the Seller or any other party who may be or become responsible for performance of any of Seller's obligations or duties shall in any wise affect, impair, or release Guarantor's liability hereunder.

     5. Guarantor expressly waives and agrees that no notice of default by the Seller or other notice or demand need be given by the LRA Companies to Guarantor as a condition of maintaining or enforcing Guarantor's liabilities and obligations under this Guaranty. Likewise, Guarantor agrees that the LRA Companies' release or subordination of, or failure or delay to enforce or seek to realize upon, any security now or hereafter held or acquired by the LRA Companies for performance of any of the obligations or duties of the Seller under or in connection with the Agreement, or any other action which either of the LRA Companies may take or fail to take with respect to or against the Seller, shall not impair, affect, or release Guarantor's liability hereunder.

     6. In the event default is made in the prompt payment of amounts due, or performance of obligations due, under this Guaranty, and the same is placed in the hands of an attorney for collection or enforcement, or suit is brought on same, and the same is collected or enforced through any judicial proceeding whatsoever, then Guarantor agrees and promises to pay all of the attorneys' and collection fees, costs and expenses incurred by the LRA Companies in enforcing their rights hereunder.

     7. The obligations of Guarantor shall continue in full force and effect against Guarantor until all of the obligations guaranteed hereunder have been paid in full, and fully and finally performed. This Guaranty covers any and all of such obligations, whether presently outstanding or arising subsequent to the date hereof. This Guaranty is valid and binding upon and enforceable against Guarantor and the successors and assigns of Guarantor.

     8. All rights of the LRA Companies hereunder or otherwise arising under any documents executed in connection with or as security for the obligations guaranteed hereby, are separate and cumulative and may be pursued separately, successively, or concurrently.

     9. Notwithstanding any provision of this Guaranty to the contrary, the liability of Guarantor hereunder shall not exceed the liability which Guarantor would have under the Agreement if it had signed the Agreement as the Seller thereunder.

     10. This instrument may be amended or modified only by written instrument signed by Guarantor and the LRA Companies.

     11. This instrument sets forth the entire agreement and understanding between Guarantor and the LRA Companies with respect to the subject matter hereof, and may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which together shall constitute one and the same agreement.

     THE UNDERSIGNED ACKNOWLEDGES THAT THE EXECUTION OF THIS GUARANTY RESULTS IN LIABILITY ON THE PART OF THE UNDERSIGNED FOR THE REPAYMENT OF THE DEBTS AND THE PERFORMANCE OF THE OBLIGATIONS HEREIN DESCRIBED, AND COULD RESULT IN THE ATTACHMENT OF THE UNDERSIGNED'S ASSETS. THE UNDERSIGNED ACKNOWLEDGES HAVING RECEIVED THE ADVICE OF LEGAL COUNSEL PRIOR TO EXECUTION OF THIS DOCUMENT.

     IN WITNESS WHEREOF, the undersigned has executed this Guaranty of Performance effective as of ______________, 1997.



                                    ____________________________________

                      REPORTING SERVICES ASSOCIATES, INC.
                       225 South 15th Street--22nd Floor
                       Philadelphia, Pennsylvania 19102


                              September 15, 1997

VIA FACSIMILE ONLY

Mr. Richard Looney
Chief Executive Officer
Litigation Resources of America, Inc.
1001 Fannin
Suite 650
Houston, Texas 77002

Dear Mr. Looney:

     In furtherance of our conversations of earlier today we have agreed to revise to some extent the two (2) letters which I faxed to you on September 12, 1997. This letter is intended to replace both of those letters, and neither of those letters shall now be considered viable or of any effect.

     A copy of this letter, when executed by you, on behalf of Litigation Resources of America, Inc. ("LRA"), shall be considered a legally binding agreement between LRA and Reporting Services Associates, Inc. ("RSA").

     This will confirm that the following accurately sets forth the terms and provisions of the agreement which you and I have negotiated the past few days on behalf of LRA and RSA:

          --In view of the failure of LRA and RSA to execute a Purchase Agreement and/or other agreements and related instruments prior to September 1, 1997 as contemplated by the letter of intent dated July 16, 1997 between LRA and RSA, RSA is no longer required to deal exclusively with LRA regarding the sale of its assets, and that said letter of intent has been terminated.

          --Notwithstanding the termination of the aforesaid letter of intent and provided that all of the terms and provisions set forth herein are satisfied (it being agreed that time is of the essence as to the satisfaction of all such terms and conditions), RSA agrees that as of the execution date of this letter, it, RSA, again will exclusively deal with LRA in good faith negotiations regarding the sale of its assets or its business through the period or periods of time hereinafter.

Page Two
Mr. Richard Looney
September 15, 1997




        --Upon the execution by LRA and RSA of a mutually acceptable definitive purchase agreement as defined hereinbelow. LRA will pay RSA the sum of Four Hundred Thousand Dollars ($400,000.00) in cash, or the acceptable equivalent to RSA. If the closing of the transaction does not take place by the close of business on January 15, 1998, then RSA, at its option, may elect to extend the termination date of the said period of time to March 31, 1998; it may do so, provided that on or before January 15, 1998 it notifies LRA in writing of its election to do so and, provided further, that within 72 hours of receipt of said written notice, LRA pays RSA the additional sum of Eighty Seven Thousand Five Hundred Dollars ($87,500.00) in cash, or the acceptable equivalent to RSA. In the event the IPO contemplated by the purchase agreement as defined hereinbelow has not come to fruition by January 15, 1998 and in the further event RSA does not exercise its option to extend the termination date to March 31, 1998, it, RSA, shall repay LRA the sum of Two Hundred Thousand Dollars ($200,000.00) on or before January 16, 1998.

        --On or before Noon (C.D.S.T.), Wednesday, September 17, 1997 LRA and RSA shall execute a mutually acceptable definitive purchase agreement ("Purchase Agreement") for the sale of RSA's assets or its business and all other appropriate related agreements and instruments in form and terms similar to those documents which have been negotiated to date pursuant to the aforementioned terminated letter of intent dated July 16, 1997, except that no payments of cash thereunder shall be made to RSA at the time of execution of the Purchase Agreement but, rather, said payments shall be promptly made to RSA from the proceeds of the IPO contemplated by the Purchase Agreement, and the payments to RSA shall consist of cash in the sum of Seven Million Dollars ($7,000,000.00) and stock with an aggregate value of Two Million Five Hundred Thousand Dollars ($2,500,000.00) at 90% of the IPO price. The payments to RSA pursuant to the Purchase Agreement shall not be reduced or offset by any payments to RSA for its agreement to deal exclusively with LRA as set forth hereinabove.

        --Lee R. Goldstein, on behalf of RSA, shall have the right and opportunity to meet with the representatives of LRA, its underwriters, accountants, and other individuals who are involved in preparing for its IPO, and to continue to meet with them, observe their preparations, and review their work products at any and all times during Monday, September 15, 1997 and Tuesday, September 16, 1997.

Page Three
Mr. Richard Looney
September 15, 1997


                - Within, and no later than three (3) months from the date of execution of this letter, and at no additional cost to RSA, RSA shall be provided with full and complete copies of certified audited reports, including signed appropriate certified opinion letters, prepared by Coopers & Lybrand, LLP, for the calendar years 1995 and 1996 and for the twelve (12) months ended June 30, 1997 of the operations of RSA.

                - A copy of this letter or its counterpart, duly signed by an authorized officer of LRA, must be returned to RSA at its offices in Philadelphia, Pennsylvania, or personally handed to Lee R. Goldstein, not later than 2:00 P.M. (C.D.S.T.), Tuesday, September 16, 1997.

        This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same Agreement.

                                        Very truly yours,

                                                /s/ Lee R. Goldstein
                                        --------------------------------------
                                                  LEE R. GOLDSTEIN
                                                      President

LRG:lds


        Intending to be legally bound hereby, agreed to and accepted by the undersigned this 16th day of September, 1997.


                                        LITIGATION RESOURCES OF AMERICA, INC.


                                        By:       /s/ Richard Looney
                                           ----------------------------------
                                                     Richard Looney
                                                Chief Executive Officer